EXECUTION COPY

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-C

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

INDENTURE

Dated as of August 5, 2005

_________________________________________________________

HOME EQUITY LOAN-BACKED NOTES, SERIES 2005-C

_________________________________________________________

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ARTICLE XI	REMIC PROVISIONS	69

Section 11.01.	REMIC Provisions	69

EXHIBITS

EXHIBIT A-1	FORM OF CLASS A NOTES

EXHIBIT A-2	FORM OF CLASS M NOTES

EXHIBIT A-3	FORM OF CLASS 2B-1 NOTES

EXHIBIT A-4	FORM OF CLASS 1B-1, CLASS 1B-2 NOTES AND CLASS SB NOTES

EXHIBIT B	FORM OF DEPOSITOR CERTIFICATION

EXHIBIT C	FORM OF INDENTURE TRUSTEE CERTIFICATION

APPENDIX A	DEFINITIONS

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This Indenture, dated as of August 5, 2005, between Irwin Whole Loan Home Equity Trust 2005-C, a Delaware statutory trust, as Issuer (the “Issuer”), and U.S. Bank National Association, a national banking association organized under the laws of the United States, and any successor thereto, as Indenture Trustee (the “Indenture Trustee”),

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Home Equity Loan-Backed Notes, Series 2005-C, Class 1A-1, Class 2A-1, Class 1M-1, Class 1M-2, Class 1M-3, Class 1M-4, Class 2M-1, Class 2M-2, Class 2M-3, Class 2M-4, Class 1B-1, Class 1B-2, Class 2B-1 and Class SB Notes (collectively, the “Notes”).

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to, and under the following: (a) the Loans and any Additional Balances arising thereafter, and all monies due or to become due thereunder; (b) the Payment Account and all funds on deposit or credited thereto from time to time and all proceeds thereof; (c) all hazard insurance policies; (d) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (e) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (f) all proceeds of the foregoing (collectively, the “Trust Estate” or the “Collateral”). Excluded Amounts shall not be transferred to the Trust Estate. The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

ARTICLE I

DEFINITIONS

Section 1.01.   Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions

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attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02.   Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(i)	a term has the meaning assigned to it;

(ii)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)	“or” includes “and/or”

(iv)	“including” means including without limitation;

(v)	words in the singular include the plural and words in the plural include the singular;

(vi)	the term “proceeds” has the meaning ascribed thereto in the UCC; and

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(vii)

any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.04.   Calculations of Interest. All calculations of interest on the Class 1A-1 Notes, Class 2A-1 Notes, Class 1M-1 Notes, Class 2M Notes and Class 2B-1 Notes shall be made on the basis of the actual number of days in the Accrual Period and a year assumed to consist of 360 days. All calculations of interest on the Class 1M-2 Notes, Class 1M-3 Notes, Class 1M-4 Notes, Class 1B Notes and Class SB Notes shall be made on the basis of the thirty days in the Accrual Period and a year assumed to consist of 360 days. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

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ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01.   Form. The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2, A-3 and A-4 with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibits A-1, A-2, A-3 and A-4 are part of the terms of this Indenture.

Section 2.02.   Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall authenticate and deliver Notes for original issue in an aggregate initial principal amount of approximately $238,256,819, upon receipt of an Issuer Request containing instructions to do so.

Each Class of Notes shall be dated the date of its authentication. The Book-Entry Notes shall be issuable in book entry format and shall be issuable in minimum Initial Note Balances of $25,000 and in integral multiples of $1 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

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ARTICLE III

COVENANTS

Section 3.01.   Collection of Payments with Respect to Loans. The Indenture Trustee shall establish and maintain with itself the Payment Account in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Servicer, each remittance received by the Indenture Trustee with respect to the Loans. The Indenture Trustee shall use reasonable care, based on the information it receives from the Servicer, to establish and maintain accounting entries for the Payment Account that indicate the deposit therein of principal and interest collections for each Loan Group. The Indenture Trustee shall make all payments of principal and interest on the Notes, subject to Section 3.03, as provided in Section 3.05 from monies on deposit in the Payment Account.

Section 3.02.   Maintenance of Office or Agency. The Issuer will maintain in the City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03. Money for Payments To Be Held in Trust; Paying Agent.

(a)        As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee to act as initial Paying Agent hereunder.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)          hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)          give the Indenture Trustee written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

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(iii)         at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)         immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v)         comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)         deliver to the Indenture Trustee a copy of the Servicing Certificate prepared with respect to each Payment Date by the Servicer pursuant to Section 4.01 of the Servicing Agreement.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon receipt by the Indenture Trustee or any Paying Agent (as applicable) of an Issuer Request containing instructions to do so; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

Section 3.04.   Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the

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United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05. Payment of Principal and Interest; Defaulted Interest

(a)        On each Payment Date from amounts on deposit in the Payment Account (after payment of the amounts described in Section 6.07), the Paying Agent shall pay to the Noteholders, the Certificate Paying Agent, on behalf of the Certificateholders, and to other Persons the Group 1 Remittance Amount and Group 2 Remittance Amount, in the order of priority set forth in this Section 3.05. On each Payment Date from amounts on deposit in the Payment Account (after payment of the amounts described in Section 6.07), the Indenture Trustee shall pay the Certificate Paying Agent on behalf of the Class G Certificateholders from Group 2 Principal Collections to, an amount equal to the lesser of the Additional Balance Advance Amount, if any, as of such Payment Date and the Group 2 Principal Collections for such Payment Date.

(b)        (A) On each Payment Date, payments shall be made from the Group 1 Interest Remittance Amount in the following priority, in each case to the extent of the then remaining Group 1 Interest Remittance Amount:

(i)          first, to the Class 1A-1 Notes, pro rata, Current Interest and any Carryforward Interest for such Class for such Payment Date;

(ii)          second, to the Class 1M-1 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(iii)         third, to the Class 1M-2 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(iv)         fourth, to the Class 1M-3 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(v)         fifth, to the Class 1M-4 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(vi)         sixth, to the Class 1B-1 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date; and

(vii)        seventh, to the Class 1B-2 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date.

(B) On each Payment Date, payments shall be made from the Group 2 Interest Remittance Amount in the following priority, in each case to the extent of the then remaining Group 2 Interest Remittance Amount:

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(i)          first, to the Certificate Paying Agent on behalf of the Class G Certificates, the Additional Balance Advance Interest Distribution Amount for such Payment Date

(ii)          second, pro rata to the Certificate Paying Agent on behalf of the Class 2A-R Certificateholders, the Class 2A-R Certificate Interest Distribution Amount for such Payment Date for deposit into the Certificate Distribution Account and to the Class 2A-1 Notes, pro rata, Current Interest and any Carryforward Interest for such Class for such Payment Date;

(iii)         third, to the Class 2M-1 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(iv)         fourth, to the Class 2M-2 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(v)         fifth, to the Class 2M-3 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(vi)         sixth, to the Class 2M-4 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date; and

(vii)        seventh, to the Class 2B-1 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date.

(c)        (A) On each Payment Date that is prior to the Group 1 Stepdown Date, or if a Group 1 Trigger Event has occurred and is continuing, the remaining Group 1 Remittance Amount after payments made pursuant to Section 3.05(b)(A) above, not to exceed the Group 1 Principal Payment Amount, shall be distributed in the following order of priority:

(i)          first, to the Class 1A-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

(ii)          second, to the Class 1M-1 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(iii)         third, to the Class 1M-2 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(iv)         fourth, to the Class 1M-3 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(v)         fifth, to the Class 1M-4 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(vi)         sixth, to the Class 1B-1 Notes, until the Class Principal Balance of such Class has been reduced to zero; and

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(vii)        seventh, to the Class 1B-2 Notes, until the Class Principal Balance of such Class has been reduced to zero.

(B)        On each Payment Date that is prior to the Group 2 Stepdown Date, or if a Group 2 Trigger Event has occurred and is continuing, the remaining Group 2 Remittance Amount after payments made pursuant to Section 3.05(b)(B) above, not to exceed the Group 2 Principal Payment Amount, shall be distributed in the following order of priority:

(i)          first, to the Certificate Paying Agent on behalf of the Class 2A-R Certificateholders, an amount equal to the Certificate Balance of the Class 2A-R Certificates as of such Payment Date until the Certificate Balance thereof has been reduced to zero and then to the Class 2A-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

(ii)          second to the Class 2M-1 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(iii)         third, to the Class 2M-2 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(iv)         fourth, to the Class 2M-3 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(v)         fifth, to the Class 2M-4 Notes, until the Class Principal Balance of such Class has been reduced to zero; and

(vi)         sixth, to the Class 2B-1 Notes, until the Class Principal Balance of such Class has been reduced to zero.

(d)        (A) On each Payment Date, on or after the Group 1 Stepdown Date and provided that no Group 1 Trigger Event has occurred and is continuing, the remaining Group 1 Remittance Amount after payments made pursuant to Section 3.05(b)(A) and (c)(A) above, not to exceed the Group 1 Principal Payment Amount, shall be distributed as follows:

(i)          first, to the Class 1A-1 Notes, the Group 1 Senior Principal Payment Amount until the Class Principal Balance thereof has been reduced to zero;

(ii)          second, to the Class 1M-1 Notes, the Class 1M-1 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero;

(iii)         third, to the Class 1M-2 Notes, the Class 1M-2 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero;

(iv)         fourth, to the Class 1M-3 Notes, the Class 1M-3 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero;

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(v)         fifth, to the Class 1M-4 Notes, the Class 1M-4 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero;

(vi)         sixth, to the Class 1B-1 Notes, the Class 1B-1 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero; and

(vii)        seventh, to the Class 1B-2 Notes, the Class 1B-2 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero.

(B) On each Payment Date, on or after the Group 2 Stepdown Date and provided that no Group 2 Trigger Event has occurred and is continuing, the remaining Group 2 Remittance Amount after payments made pursuant to Section 3.05(b)(B) and (c)(B) above, not to exceed the Group 2 Principal Payment Amount, shall be distributed as follows:

(i)          first, to the Class 2A-1 Notes the Group 2 Senior Principal Payment Amount until the Class Principal Balance thereof has been reduced to zero;

(ii)          second, to the Class 2M-1 Notes, the Class 2M-1 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero;

(iii)         third, to the Class 2M-2 Notes, the Class 2M-2 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero;

(iv)         fourth, to the Class 2M-3 Notes, the Class 2M-3 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero;

(v)         fifth, to the Class 2M-4 Notes, the Class 2M-4 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero; and

(vi)         sixth, to the Class 2B-1 Notes, the Class 2B-1 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero.

(e)        (A) On each Payment Date, the Group 1 Monthly Excess Cashflow shall be distributed in the following order of priority:

(i)          first, as part of the Group 1 Principal Remittance Amount, the principal portion of Realized Losses incurred on the Group 1 Loans during the related Collection Period;

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(ii)          second, on the first and second Payment Dates, to the Certificate Paying Agent on behalf of the Class CE Certificateholders, 100% of the Group 1 Monthly Excess Cashflow;

(iii)

third, (A) on each Payment Date after the second Payment Date and prior to the Group 1 Stepdown Date, or if a Group 1 Trigger Event has occurred and is continuing, the amount of any Group 1 Overcollateralization Deficiency shall be distributed in the following order of priority:

(1)        first, to the Class 1A-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

(2)        second, to the Class 1M-1 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(3)        third, to the Class 1M-2 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(4)        fourth, to the Class 1M-3 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(5)        fifth, to the Class 1M-4 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(6)        sixth, to the Class 1B-1 Notes, until the Class Principal Balance of such Class has been reduced to zero; and

(7)        seventh, to the Class 1B-2 Notes, until the Class Principal Balance of such Class has been reduced to zero.

(B)        On each Payment Date on or after the Group 1 Stepdown Date and provided that no Group 1 Trigger Event has occurred and is continuing, to make any principal payments required to be made on such Payment Date pursuant to Section 3.05(d)(A), after giving effect to the payment of the Group 1 Principal Payment Amount for such date, in accordance with the priorities set forth therein but without regard to the limitation of such payments in the aggregate to the Group 1 Principal Payment Amount;

(iv) fourth, to the Class 1M-1 Notes, any Deferred Amount for such Class;

(v) fifth, to the Class 1M-2 Notes, any Deferred Amount for such Class;

(vi) sixth, to the Class 1M-3 Notes, any Deferred Amount for such Class;

(vii) seventh, to the Class 1M-4 Notes, any Deferred Amount for such Class;

(viii) eighth, to the Class 1B-1 Notes, any Deferred Amount for such Class;

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(ix) ninth, to the Class 1B-2 Notes, any Deferred Amount for such Class;

(x)         tenth, to the Class 1A-1 Notes, pro rata, any applicable Group 1 Basis Risk Shortfall Amounts for such Class;

(xi)         eleventh, to the Class 1M-1 Notes, any applicable Group 1 Basis Risk Shortfall Amounts for such Class;

(xii)        twelfth, to the Class 1M-2 Notes, any applicable Group 1 Basis Risk Shortfall Amounts for such Class;

(xiii)       thirteenth, to the Class 1M-3 Notes, any applicable Group 1 Basis Risk Shortfall Amounts for such Class;

(xiv)      fourteenth, to the Class 1M-4 Notes, any applicable Group 1 Basis Risk Shortfall Amounts for such Class;

(xv)       fifteenth, to the Class 1B-1 Notes, any applicable Group 1 Basis Risk Shortfall Amounts for such Class;

(xvi)      sixteenth, to the Class 1B-2 Notes, any applicable Group 1 Basis Risk Shortfall Amounts for such Class;

(xvii)     seventeenth, to the Indenture Trustee, any Trustee Additional Expenses and any amounts owing to the Indenture Trustee pursuant to Section 6.07 and the Owner Trustee pursuant to Article VII of the Trust Agreement, in each case remaining unpaid;

(xviii)     eighteenth, to the Certificate Paying Agent on behalf of the Class CE Certificateholders, 100% of the remaining Group 1 Monthly Excess Cashflow.

(B) On each Payment Date, the Group 2 Monthly Excess Cashflow shall be distributed in the following order of priority:

(i)          first, as part of the Group 2 Principal Remittance Amount, the principal portion of Realized Losses incurred on the Group 2 Loans during the related Collection Period;

(ii)          second, to the Certificate Paying Agent on behalf of the Class G Certificateholders an amount not to exceed the Additional Balance Advance Amount (after the application of all payments in respect thereof from Group 2 Principal Collections for such Payment Date);

(iii)         third, on the first Payment Date, to the Indenture Trustee as agent for the holders of the Class SB Notes, 100% of the Group 2 Monthly Excess Cashflow;

(iv)	fourth, (A) on each Payment Date after the first Payment Date and prior to the Group 2 Stepdown Date, or if a Group 2 Trigger Event has occurred and is

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continuing, the amount of any Group 2 Overcollateralization Deficiency shall be distributed in the following order of priority:

(1)        to the Class 2A-1 Notes, until the Class Principal Balance thereof has been reduced to zero;

(2)        second, to the Class 2M-1 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(3)        third, to the Class 2M-2 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(4)        fourth, to the Class 2M-3 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(5)        fifth, to the Class 2M-4 Notes, until the Class Principal Balance of such Class has been reduced to zero; and

(6)        sixth, to the Class 2B-1 Notes, until the Class Principal Balance of such Class has been reduced to zero.

(B)        On each Payment Date on or after the Group 2 Stepdown Date and provided that no Group 2 Trigger Event has occurred and is continuing, to make any principal payments required to be made on such Payment Date pursuant to Section 3.05(d)(B), after giving effect to the payment of the Group 2 Principal Payment Amount for such date, in accordance with the priorities set forth therein but without regard to the limitation of such payments in the aggregate to the Group 2 Principal Payment Amount;

(v)         fifth, to the Class 2A-1 Notes and Class G Certificates, pro rata, any Deferred Amounts for the related Class;

(vi) sixth, to the Class 2M-1 Notes, any Deferred Amount for such Class;

(vii) seventh, to the Class 2M-2 Notes, any Deferred Amount for such Class;

(viii) eighth, to the Class 2M-3 Notes, any Deferred Amount for such Class;

(ix) ninth, to the Class 2M-4 Notes, any Deferred Amount for such Class;

(x) tenth, to the Class 2B-1 Notes, any Deferred Amount for such Class;

(xi)         eleventh, to the Class 2A-1 Notes, pro rata, any applicable Group 2 Basis Risk Shortfall Amounts for such Class;

(xii)        twelfth, to the Class 2M-1 Notes, any applicable Group 2 Basis Risk Shortfall Amounts for such Class;

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(xiii)       thirteenth, to the Class 2M-2 Notes, any applicable Group 2 Basis Risk Shortfall Amounts for such Class;

(xiv)       fourteenth, to the Class 2M-3 Notes, any applicable Group 2 Basis Risk Shortfall Amounts for such Class;

(xv)       fifteenth, to the Class 2M-4 Notes, any applicable Group 2 Basis Risk Shortfall Amounts for such Class;

(xvi)      sixteenth, to the Class 2B-1 Notes, any applicable Group 2 Basis Risk Shortfall Amounts for such Class;

(xvii)     seventeenth, to the Indenture Trustee, any Trustee Additional Expenses and any amounts owing to the Indenture Trustee pursuant to Section 6.07 and the Owner Trustee pursuant to Article VII of the Trust Agreement, in each case remaining unpaid and to the extent not paid pursuant to section 3.05(e)(A)(xvii); and

(xviii)     eighteenth, to the Indenture Trustee as agent for the holders of the Class SB Notes, 100% of the remaining Group 2 Monthly Excess Cashflow.

(f)         On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this Section 3.05 for the purpose of reimbursing the Owner Trustee with respect to certain amounts and distributing such funds to the Certificateholder.

(g)        The amounts paid to Noteholders shall be paid to the Notes in accordance with the applicable percentage as set forth in paragraph (h) below. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Noteholder holds Notes of an aggregate initial Note Balance of at least $1,000,000, be paid to each Noteholder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Noteholder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Noteholder’s address as it appears in the Note Register the amount required to be distributed to such Noteholder on such Payment Date pursuant to such Noteholder’s Notes; provided, however, that the Indenture Trustee shall not pay to such Noteholders any amount required to be withheld from a payment to such Noteholder by the Code.

(h)        The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1, A-2, A-3 and A-4. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date relating to the Payment Date immediately preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed or transmitted by facsimile no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only

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upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

Section 3.06. Protection of Trust Estate.

(a)        As and when requested by the Indenture Trustee, the Issuer will from time to time authorize, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)          maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)          perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture; or

(iii) cause the Trust Estate to enforce any of the Loans;

(iv)         preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b)        Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money, an instrument, tangible chattel paper, a negotiable document, a certificated security, or goods, or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any instrument required to be executed pursuant to this Section 3.06.

Section 3.07. Opinions as to Trust Estate.

(a)        On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect the lien and security interest in the Loans and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to perfect such lien and security interest.

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(b)        On or before December 31st in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Loans and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Loans until December 31 in the following calendar year.

Section 3.08. Performance of Obligations; Servicing Agreement.

(a)        The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)        The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall constitute performance of its duties under this Indenture.

(c)        The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the Servicing Agreement.

Section 3.09.    Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(i)          except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

(ii)          claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii)         (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated,

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terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv)         waive or impair, or fail to assert rights under, the Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

Section 3.10.   Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2006), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)          a review of the activities of the Issuer during such year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer’s supervision; and

(ii)          to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.11.   Representations and Warranties Concerning the Loans. The Indenture Trustee, as the holder of a security interest in the Loans, has the benefit of the representations and warranties made by the Seller in the Loan Purchase Agreement concerning the Loans and the right to enforce the remedies against the Seller provided in such Loan Purchase Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

Section 3.12.   Assignee of Record of the Loans. The Issuer hereby directs and authorizes the Indenture Trustee to hold record title to the Loans by being named as payee in the endorsements of the Mortgage Notes and assignee in any Assignments of Mortgage required to be recorded under the terms of the Loan Purchase Agreement. Except as expressly provided in the Loan Purchase Agreement or in the Servicing Agreement with respect to any specific Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such record title to any of the Loans until such time as the remaining Trust may be released pursuant to Section 8.05(b). The Indenture Trustee’s holding of such record title shall in all respects be subject to its fiduciary obligations to the Noteholders hereunder.

Section 3.13.   Investment Company. The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the

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rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.13 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.14.   Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Article 9 of the UCC or other similar applicable law, rule or regulation, the Issuer and the Indenture Trustee hereby acknowledges that the Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts (a) on deposit in the Custodial Account pursuant to Section 3.02 of the Servicing Agreement that are allocable to the Loans, as well as its agent and bailee in holding any Related Documents released to the Servicer pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer’s acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Indenture Trustee will have a perfected security interest in such Related Documents, such monies and such other items for purposes of Article 9 of the UCC.

Section 3.15. Issuer May Consolidate, etc.

(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)          the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)          immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii)         the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of any of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

(iv)         the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

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(v)         any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection and priority thereof, shall have been taken; and

(vi)         the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.15 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b)        The Issuer shall not convey or transfer its properties or assets, including those included in the Trust Estate as an entirety or substantially as an entirety, to any Person, unless:

(i)          the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Securities and Exchange Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)         the Rating Agencies shall have notified the Issuer (with a copy to the Indenture Trustee) that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

(iv)         the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

(v)         any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection and priority thereof, shall have been taken; and

(vi)         the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and

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such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.16. Successor or Transferee.

(a)        Upon any consolidation or merger of the Issuer in accordance with Section 3.15(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)        Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.15(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.17.   No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.18.   No Borrowing. Except as contemplated by the Indenture or the Basic Documents, the Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

Section 3.19.   Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.20.   Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.21.   Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein shall not be taken as the statements of the Owner Trustee, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Indenture, of any Basic Document or of the Certificate (other than the signatures of the Owner Trustee on the Certificate) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under the Trust Agreement or

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the Noteholders under this Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee other than any such action taken at the direction of the Owner Trustee.

Section 3.22.   Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholder as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and (y) payments to the Servicer pursuant to the terms of the Servicing Agreement. The Issuer shall not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the Basic Documents.

Section 3.23.   Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.24.   Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will authorize, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.25.   Statements to Noteholders. On each Payment Date, the Indenture Trustee and the Certificate Registrar shall make available on its website at “www.usbank.com/abs” to each Noteholder and Certificateholder, respectively, the Servicing Certificate delivered to it, on the Business Day following the related Determination Date pursuant to Section 4.01 of the Servicing Agreement, together with a monthly statement setting forth the following information:

(i) the amount of such distribution as principal to the Noteholders;

(ii) the amount of such distribution as interest to the Noteholders, separately stating the portion thereof in respect of overdue accrued interest;

(iii) the Class Principal Balance after giving effect to the distribution of principal on such Payment Date;

(iv) the Certificate Distribution Amount immediately following such Payment Date;

(v) the Interest Reserve Payment Amount;

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(vi)        the Group 1 Overcollateralization Amount, the Group 2 Overcollateralization Amount, the Group 1 Targeted Overcollateralization Amount and the Group 2 Targeted Overcollateralization Amount immediately following such Payment Date and, based upon the information prepared by the Servicer, whether a Group 1 Trigger Event or a Group 2 Trigger Event has occurred and is continuing; and

(vii)       the related Group 1 Basis Risk Shortfall for the Class 1A-1 Notes and each Class of Class 1M Notes and Class 1B Notes on each Payment Date and the related Group 2 Basis Risk Shortfall for the Class 2A-1 Notes and Class 2B-1 Notes and each Class of Class 2M Notes on each Payment Date.

The Indenture Trustee will also make the monthly statements to Noteholders and Certificateholders available each month via the Indenture Trustee’s website. The Indenture Trustee’s website can be accessed at “www.usbank.com/abs” or at such other site as the Indenture Trustee may designate from time to time.

Section 3.26.   Allocation of Realized Losses. On any Payment Date in which the Group 1 Overcollateralization Amount has been reduced to zero, and an Group 1 Applied Loss Amount exists, such Group 1 Applied Loss Amount shall be allocated in the following priority:

(a) first, the Class Principal Balance of the Class 1B-2 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(b) second, the Class Principal Balance of the Class 1B-1 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(c) third, the Class Principal Balance of the Class 1M-4 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(d) fourth, the Class Principal Balance of the Class 1M-3 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(e) fifth, the Class Principal Balance of the Class 1M-2 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero; and

(f) sixth, the Class Principal Balance of the Class 1M-1 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero.

On any Payment Date in which the Group 2 Overcollateralization Amount has been reduced to zero, and an Group 2 Applied Loss Amount exists, such Group 2 Applied Loss Amount shall be allocated in the following priority:

(a)        first, the Class Principal Balance of the Class 2B-1 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

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(b)        second, the Class Principal Balance of the Class 2M-4 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(c)        third, the Class Principal Balance of the Class 2M-3 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(d)        fourth, the Class Principal Balance of the Class 2M-2 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(e)        fifth, the Class Principal Balance of the Class 2M-1 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero; and

(f)	sixth, pro rata, to the Class 2A-1 Notes and the Class G Certificates.

The Class Principal Balance of the Class 1A-1 Notes will not be so reduced and will continue to receive Current Interest thereon in accordance with Section 3.05(b).

Section 3.27.   Determination of the LIBOR Rate. On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Indenture Trustee and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer, the rate will be the reference bank rate.

The Reference Bank Rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Servicer. The Reference Bank Rate will be determined as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date on the basis of rates offered by the Reference Banks to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class A, Class 1M-1, Class 2M and Class 2B-1 Notes. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class A, Class 1M-1, Class 2M and Class 2B-1 Notes. If no quotations can be obtained, the rate will be LIBOR for the prior Payment Date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the third consecutive Payment Date, the Indenture Trustee after consultation with the Servicer shall select an alternative

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comparable index over which the Indenture Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate applicable to the Class A, Class 1M-1, Class 2M and Class 2B-1 Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Section 3.28.   Liquidation on Final Maturity Date. On the Final Maturity Date, if the Securities are not paid in full on or prior to the Final Maturity Date, the Indenture Trustee shall take full account of the assets and liabilities of the Issuer, shall liquidate the assets, in a commercially reasonable manner and on commercially reasonable terms, as promptly as is consistent with obtaining the fair value thereof and in accordance with Section 5.15, and shall apply and distribute the proceeds therefrom in the order of priority described in Section 3.05(b), (c), (d) and (e).

Section 3.29.   No Recourse. Upon the occurrence of an Event of Default under the Notes, this Indenture or the other Basic Documents, Noteholders shall have recourse only to the Collateral and all proceeds thereof, as and to the extent provided herein, and no recourse shall be had by such Noteholders against the Issuer or its other assets or properties.

Section 3.30.    Additional Representations. The Issuer hereby represents and warrants to the Indenture Trustee that as of the Closing Date:

(a)        This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other Liens (except as expressly permitted otherwise in this Indenture), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)        The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC.

(c)        The Issuer owns and has good and marketable title to the Mortgage Notes free and clear of any Lien of any Person.

(d)        The original executed copy of each Mortgage Note (except for any Mortgage Note with respect to which a Lost Note Affidavit has been delivered to the Custodian) has been delivered to the Custodian.

(e)        The Issuer has received a written acknowledgment from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee.

(f)         Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Mortgage Notes other than any financing statement relating to the security interest granted to the

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Indenture Trustee hereunder or any security interest that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g)        None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for (i) any endorsements that are part of a complete chain of endorsements from the originator of the Mortgage Note to the Indenture Trustee, and (ii) any marks or notations pertaining to Liens that have been terminated or released.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01.   The Notes. The Book-Entry Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold security entitlements to the Book-Entry Notes through the book-entry facilities of the Depository in minimum Initial Note Balances of $25,000 and integral multiples of $1 in excess thereof.

The Indenture Trustee may for all purposes (including the making of payments due on the Book-Entry Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Book-Entry Notes for the purposes of exercising the rights of Holders of Book-Entry Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Book-Entry Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Book-Entry Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Holders of the Book-Entry Notes and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Book-Entry Note may be transferred by the Depository except to a successor Depository that agrees to hold such Book-Entry Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Book-Entry Notes to which it has a security entitlement in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer.

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Section 4.02.   Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar. The Issuer shall cause to be kept at the Indenture Trustee’s Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Each purchaser of a Note (other than a Class 1B-1, Class 1B-2 and SB Note), by its acceptance of the Note, shall be deemed to have represented that the acquisition of such Note by the purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available.

No transfer, sale, pledge or other disposition of a Class 1B-1, Class 1B-2 or Class SB Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 4.02, in the event that a transfer of a Class 1B-1, Class 1B-2 or Class SB Note is to be made, (i) unless the Depositor directs the Indenture Trustee otherwise, the Indenture Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Issuer and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Trust Estate, the Depositor, the Issuer or the Servicer, and (ii) the Indenture Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit D hereto, and the Indenture Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit E hereto, each acceptable to and in form and substance satisfactory to the Depositor, the Issuer and the Indenture Trustee certifying to the Depositor, the Issuer and the Indenture Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Indenture Trustee, the Trust Estate, the Depositor, the Issuer or the Servicer. In lieu of the requirements set forth in the preceding sentence, transfers of Class 1B-1, Class 1B-2 or Class SB Notes may be made in accordance with this Section 4.02 if the prospective transferee of such a Certificate provides the Indenture Trustee, the Depositor and the Issuer with an investment letter substantially in the form of Exhibit F attached hereto, which investment letter shall not be an expense of the Indenture Trustee, the Issuer, the Trust Estate, the Depositor or the Servicer, and which investment letter states that, among other things, such transferee (i) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class 1B-1, Class 1B-2 or Class SB Note desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Indenture Trustee, the Depositor, the Servicer, the Issuer and the Note Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Indenture. In the case of any Class 1B-1, Class 1B-2 or Class SB Note presented for registration in the name of any Person, either (i) the Indenture Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Depositor and the Issuer to the

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effect that the purchase or holding of such Class 1B-1, Class 1B-2 or Class SB Note is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Indenture Trustee, the Issuer, the Depositor or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Indenture or the Servicing Agreement, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Issuer, the Depositor or the Servicer, or (ii) the prospective transferee shall be required to provide the Indenture Trustee, the Depositor and the Servicer with a certification to the effect set forth in Exhibit F, which the Indenture Trustee may rely upon without further inquiry or investigation, in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an insurance company investing its general accounts, an investment manager, a named fiduciary or a trustee of any such plan) who is using “plan assets” of any such plan to effect such acquisition (each of the foregoing, a “Plan Investor”).

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Class in authorized initial Note Balances evidencing the same aggregate Percentage Interests.

Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of the same Class and of like tenor, in authorized initial Note Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be imposed for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

All Notes surrendered for registration of transfer and exchange shall be canceled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction.

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The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.05 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.09 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

Section 4.03.   Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) in the case of a destroyed, lost or stolen note, there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04.   Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of

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determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 4.05.   Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 4.05, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 4.06.   Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes constituting the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s security entitlement to such Book-Entry Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:

(i) the provisions of this Section 4.06 shall be in full force and effect;

(ii)    the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners;

(iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv)   the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

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(v)    whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the security entitlements to the Book-Entry Notes and has delivered such instructions to the Indenture Trustee.

Section 4.07.   Notices to Depository. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08.   Definitive Notes. If (i) the Issuer determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) the Issuer elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Holders of the Notes representing security entitlements to at least a majority of the Note Balances of the Notes advise the Depository (with a copy to the Indenture Trustee) in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners. Upon surrender to the Indenture Trustee of the typewritten Notes constituting the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 4.09.   Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will be treated as indebtedness for purposes of such taxes and in addition, for federal tax purposes, the Group 2 Notes will qualify as regular interests in a REMIC as defined in the Code. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness for purposes of such taxes and in addition, for the Group 2 Notes, as regular interests in a REMIC as defined in the Code.

Section 4.10.   Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.13, 3.15, 3.16 and the last paragraph of Section 4.02, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the

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Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A) either:

(1)        each Class of Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)        each Class of Notes not theretofore delivered to the Indenture Trustee for cancellation:

a. have become due and payable,
b. will become due and payable within one year, or
c. have been declared immediately due and payable pursuant to Section 5.02.

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;

(B)        the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer (including amounts payable to the Indenture Trustee); and

(C)       the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

Section 4.11.   Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the Securityholders, of all sums due and to become due thereon for principal and interest; but such

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monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12.   Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 4.13.   Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

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ARTICLE V

DEFAULT AND REMEDIES

Section 5.01.   Events of Default. The Issuer shall deliver to the Indenture Trustee, within five days after learning of the occurrence any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of “Event of Default” written notice in the form of an Officer’s Certificate of its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02.   Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, and upon the request of the Holders of Notes representing not less than a majority of the Voting Rights of all Notes, the Indenture Trustee shall, declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of each Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Voting Rights of all Notes, by written notice to the Issuer and the Indenture Trustee may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if

(i)          the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel; and

(ii)          all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

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Section 5.03.    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)        The Issuer covenants that if a default occurs in the payment of (i) any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel.

(b)        In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)        If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)        In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)          to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel,

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and for reimbursement of all expenses and liabilities incurred, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)          unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)         to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith.

(e)        Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)         All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

(g)        In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

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Section 5.04. Remedies; Priorities.

(a)        If an Event of Default shall have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may do one or more of the following (subject to Section 5.05):

(i)          institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)          institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)         exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

(iv)         refrain from selling the Trust Estate (unless otherwise directed by a majority of Noteholders) and continue to apply all amounts received thereon to payments on the Notes in accordance with Section 3.05; and

(v)         sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law.

provided, however, that the Indenture Trustee must sell or otherwise liquidate the Trust Estate following an Event of Default, if (i) the Holders of the Notes representing not less than a majority of the Voting Rights of all of the Notes direct the Indenture Trustee to sell or otherwise liquidate the Trust Estate or (ii) the Indenture Trustee determines that the Loans will not continue to provide sufficient funds for (A) the payment of expenses under this Indenture and (B) the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable. In determining such sufficiency or insufficiency with respect to clause (A) and (B), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as a Servicing Default has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Loans by the Servicer as provided in the Servicing Agreement.

(b)        If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order relating to the Group 1 Loans:

FIRST: to the Indenture Trustee for amounts due and unpaid under Section 6.07 and to the Owner Trustee for amounts due and unpaid under Article VII of the Trust Agreement;

SECOND: to the Class 1A-1 Noteholders, pro rata, the amount of any Current Interest and any Carryforward Interest and any applicable Basis Risk Shortfall,

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and further, as principal until the Class Principal Balance thereof has been reduced to zero;

THIRD: to the Class 1M-1 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Shortfall and further as principal until the Class Principal Balance of such Class has been reduced to zero;

FOURTH: to the Class 1M-2 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Carryforward Amounts, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

FIFTH: to the Class 1M-3 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Carryforward Amounts, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

SIXTH: to the Class 1M-4 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Carryforward Amounts, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

SEVENTH: to the Class 1B-1 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Shortfall, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

EIGHTH: to the Class 1B-2 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Shortfall, and further as principal until the Class Principal Balance of such Class has been reduced to zero; and

NINTH: to the payment of the remainder, if any to the Certificate Paying Agent on behalf of the Issuer or to any other person legally entitled thereto.

If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order relating to the Group 2 Loans:

FIRST: to the Indenture Trustee for amounts due and unpaid under Section 6.07 and to the Owner Trustee for amounts due and unpaid under Article VII of the Trust Agreement;

SECOND: to the Certificate Paying Agent for payment to the Class G Certificateholders, the amount of the Additional Balance Advance Amount;

THIRD: to the Class 2A-1 Noteholders, pro rata, the amount of any Current Interest and any Carryforward Interest and any applicable Basis Risk Shortfall,

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and further, as principal until the Class Principal Balance thereof has been reduced to zero;

FOURTH: to the Class 2M-1 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Shortfall and further as principal until the Class Principal Balance of such Class has been reduced to zero;

FIFTH: to the Class 2M-2 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Carryforward Amounts, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

SIXTH: to the Class 2M-3 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Carryforward Amounts, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

SEVENTH: to the Class 2M-4 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Carryforward Amounts, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

EIGHTH: to the Class 2B-1 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Shortfall, and further as principal until the Class Principal Balance of such Class has been reduced to zero; and

NINTH: to the payment of the remainder, if any, to the Indenture Trustee as agent for the holders of the Class SB Notes.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

Section 5.05.   Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall, unless otherwise directed to by a majority of the Voting Rights of the Notes, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer.

Section 5.06.   Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

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(i)          such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)          the Holders of not less than 25% of the Voting Rights of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)         such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)         the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)         no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Balances of the Notes.

It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Voting Rights of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07.   Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture each Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08.   Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09.   Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be

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cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10.   Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11.   Control by Noteholders. The Holders of a majority of the Voting Rights of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)          such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)          subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than a majority of the Voting Rights of Notes;

(iii)         if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee is required to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than a majority of the Voting Rights of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv)         the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12.   Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Voting Rights of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

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Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13.   Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Voting Rights of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14.   Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Sale of Trust Estate.

(a)        The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)        The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

(1)        all Noteholders consent to or direct the Indenture Trustee to make, such Sale, or

(2)        the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and the Certificateholder under the

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Certificate, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c)        Unless the Securityholders have otherwise consented or directed the Indenture Trustee, the Indenture Trustee will not sell at any public Sale all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount.

(d) In connection with a Sale of all or any portion of the Trust Estate:

(1)        any Noteholder may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2)       the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Securityholders as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3)        the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(4)        the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(5)        no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16.   Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or

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application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

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ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01. Duties of Indenture Trustee.

(a)        If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(i)          the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)          in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)        The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)          this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)          the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)         the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 which it is entitled to receive under any of the Basic Documents.

(d)        The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e)        Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f)         No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to

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believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)        Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(h)        The Indenture Trustee hereby accepts appointment as Certificate Paying Agent under the Trust Agreement and agrees to be bound by the provisions of the Trust Agreement relating to the Certificate Paying Agent.

Section 6.02. Rights of Indenture Trustee.

(a)        The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)        Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)        The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)        The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)        The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 6.03.   Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04.   Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Agreement or the Notes, (ii) accountable for the Issuer’s use of the proceeds from the

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Notes or (iii) responsible for any statement of the Issuer or any other Person in the Indenture, the Trust Agreement or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05.   Notice of Event of Default. The Indenture Trustee shall mail to each Noteholder notice of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge within the later of 90 days after it occurs and 90 days after such Responsible Officer’s knowledge thereof. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06.   Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information with respect to the Notes as may be required to enable such holder to prepare its federal and state income tax returns including without limitation Form 1099, to the extent such form is required by law. In addition, upon the Issuer’s written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer with respect to the Notes that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 6.07.   Compensation and Indemnity. The Indenture Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Payment Account on each Payment Date prior to making distributions pursuant to Section 3.05 the Trustee Fee for such Payment Date. The Indenture Trustee shall be indemnified by the Seller in accordance with Section 4(b) of the Administration Agreement, and all amounts owing to the Indenture Trustee hereunder in excess of such amount shall be paid solely as provided in Section 3.05 hereof (subject to the priorities set forth therein). The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all Trustee Additional Expenses, in addition to the compensation for its services. The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08.   Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective

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until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. No termination of the Indenture Trustee without cause will be effective unless the costs and expenses of such Indenture Trustee have been reimbursed to the Indenture Trustee in connection with such removal. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority of Note Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee. In addition, the Indenture Trustee will resign to avoid being directly or indirectly controlled by the Issuer.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Note Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

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Section 6.09.   Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies written notice of any such transaction after the Closing Date.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)        Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b)        Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)          all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

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(ii)          no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)         the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)        Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)        Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11.   Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA §310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A or better by S&P, A2 or better by Moody’s and A or better by Fitch. The Indenture Trustee shall comply with TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 6.12.   Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

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Section 6.13.    Representations and Warranties. The Indenture Trustee hereby represents that:

(a)        The Indenture Trustee is duly organized, validly existing and in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)        The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

(c)        The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound which conflict or breach would have a materially adverse impact on the ability of the Indenture Trustee to perform its obligations under the Basic Documents to which it is a party.

(d)        To the Indenture Trustee’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

(e)        The Indenture Trustee does not have notice of any adverse claim (as such term is defined in Article 8 of the UCC) with respect to the Loans.

Section 6.14. Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

(a)        to accept the grant of a security interest in the Trust Estate and hold the assets of the Trust in trust for the Noteholders;

(b)        to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1, A-2, A-3 and A-4 in accordance with the terms of this Indenture; and

(c)        to take all other actions as shall be required to be taken by the terms of this Indenture.

Section 6.15.   Compliance with Withholding-Requirements. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal withholding requirements respecting payments to Noteholders of interest that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for such withholding.

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Section 6.16. Periodic Filings.

(a)        The Indenture Trustee shall reasonably cooperate with the Depositor in connection with the Issuer’s compliance with the reporting requirements under the Exchange Act. The Indenture Trustee shall prepare on behalf of the Depositor any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Depositor shall sign and the Indenture Trustee shall file (via EDGAR) such Forms 8-K and 10-K on behalf of the Depositor. The Depositor hereby grants to the Indenture Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Indenture Trustee from the Depositor of written termination of such power of attorney and (ii) the dissolution of the Issuer.

(b)        Each Form 8-K shall be filed by the Indenture Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 31st of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Indenture Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations. Such Form 10-K shall include as exhibits, the annual statement of compliance described under Section 3.10 of the Servicing Agreement and the annual servicing report described under Section 3.11 of the Servicing Agreement, to the extent such reports have been timely delivered to the Indenture Trustee. If they are not so timely delivered, the Indenture Trustee shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Indenture Trustee. The Indenture Trustee shall have no liability with respect to (a) any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Indenture Trustee’s inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith, or (b) any inaccuracy in such periodic reports resulting from incorrect information provided to the Indenture Trustee by the Servicer. The Form 10-K shall also include a certification in the form attached hereto as Exhibit B (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization and furnished to the Indenture Trustee at least 5 Business Days prior to the date on which the Form 10-K is required to be filed.

(c)        The Indenture Trustee shall sign a certification in the form attached hereto as Exhibit C (the “Indenture Trustee Certification”) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification. In addition, the Indenture Trustee shall, subject to the provisions of Sections 6.01 and 6.02 hereof, indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee’s obligations under this Section 6.16 or any inaccuracy made in the Indenture Trustee Certification. If the indemnification provided for herein is unavailable or insufficient to hold harmless such Persons, then the Indenture Trustee shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Indenture Trustee on the other. The Indenture

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Trustee acknowledges that the Depositor is relying on the Indenture Trustee’s performance of its obligations under this Section 6.16 in order to perform its obligations under Section 6.16(b) above.

(d)        If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 6.16, to be conducted differently than as described, the Depositor and the Indenture Trustee will reasonably cooperate to amend the provisions of this Section 6.16 in order to comply with such amended reporting requirements and such amendment of this Section 6.16. Any such amendment shall be made in accordance with Section 9.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Indenture Trustee on behalf of the Issuer under the Exchange Act. Notwithstanding the foregoing, the Depositor and the Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section 6.12 that adversely affects its obligations and immunities under this Indenture.

(e)        Upon any filing with the Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(f)         Prior to January 31 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15D Suspension Notification with respect to the Issuer.

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ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01.   Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02. Preservation of Information; Communications to Noteholders.

(a)        The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)        Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)        The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

Section 7.03. Reports by Issuer.

(a) The Issuer shall:

(i)          file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)          file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

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(iii)         supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA § 313(c) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b)        Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04.   Reports by Indenture Trustee. If required by TIA §313(a), within 60 days after each January 1 beginning with January 1, 2006, the Indenture Trustee shall mail to each Noteholder as required by TIA §313(c) a brief report dated as of such date that complies with TIA §313(a). The Indenture Trustee also shall comply with TIA §313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

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ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01.   Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02. Trust Accounts.

(a)            On or prior to the Closing Date, the Indenture Trustee shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholder, the Payment Account as provided in Section 3.01 of this Indenture.

(b)

All monies deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholder.

(c)	Amounts on deposit in the Payment Account shall be held uninvested.

(d)

On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to the Certificateholder in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b)).

(e)	On or prior to the Closing Date, the Indenture Trustee shall establish and maintain the Interest Reserve Fund as provided in Section 9 of the Loan Purchase Agreement.

Section 8.03.   Officer’s Certificate. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory

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to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04.   Termination Upon Payment to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the payment to the Noteholders, the Certificate Paying Agent (on behalf of the Certificateholder) and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 8.05. Release of Trust Estate.

(a)        Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b)        The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

Section 8.06.   Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder’s receipt of the final payment thereon.

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ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders.

(a)        Without the consent of the any Noteholders but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)          to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)          to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)         to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv)         to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)         to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)         to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Noteholders;

(vii)        to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(viii)       to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement

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is permitted hereunder and will not (A) have any material adverse tax consequences to the Noteholders, including any Adverse REMIC Event and (B) adversely affect in any material respect the interests of the Certificateholder.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)        The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall, as evidence by an Opinion of Counsel, be permitted hereunder and shall not, as evidenced by such Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax.

(c)        The Issuer and the Indenture Trustee shall, as directed by the Holders of not less than 100% of the Certificate Percentage Interests, enter into an indenture or indentures supplemental hereto for the purpose of providing for the issuance of one or more additional Classes of Notes entitled to payments derived solely from all or a portion of the payments to which the Certificates issued on the Closing Date pursuant to the Trust Agreement are entitled; provided, however, that such action shall as evidenced by an Opinion of Counsel, be permitted hereunder and shall not as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any existing Noteholder or (ii) cause the Issuer to be subject to an entity level tax. Each such Class of Notes shall be a non-recourse obligation of the Issuer and shall be entitled to interest and principal in such amounts, and to such security for the repayment thereof, as shall be specified in such amendment or amendments. Promptly after the execution by the Issuer and the Indenture Trustee of any amendments pursuant to this Section or the creation of a new Indenture and the issuance of the related Class or Classes of Notes, the Issuer shall require the Indenture Trustee to give notice to the Noteholders and the Rating Agencies setting forth in general terms the substance of the provisions of such amendment. Any failure of the Indenture Trustee to provide such notice as is required under this paragraph, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or any Class of Notes issued pursuant thereto.

Section 9.02.   Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Voting Rights of the Notes affected thereby, by Act of Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided however, that no such supplemental indenture shall, without the consent of each Noteholder of each Note affected thereby:

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(a)        change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(b)        reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c)        modify or alter the provisions of the exception in the definition of the term “Outstanding”

(d)        reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(e)        modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of each Noteholder affected thereby;

(f)         modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(g)        permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

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Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03.   Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04.   Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05.   Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06.   Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 9.07.   Supplemental Indentures Affecting the Servicer. Notwithstanding any other provision of this Article IX, no supplemental indenture shall be executed that would materially and adversely affect the interests of the Servicer described under Sections 3.22 or 10.18 hereunder without the consent of the Servicer.

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ARTICLE X

MISCELLANEOUS

Section 10.01. Compliance Certificates and Opinions, etc.

(a)        Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every Officer’s Certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)        a statement that each signatory of such Officer’s Certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)       a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv)      a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v)       if the signatory to such Certificate or Opinion is required to be Independent, the statement required by the definition of the term “Independent Certificate”.

(b)        (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)         Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to

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be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Note Balances of the Notes.

(iii)        Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)        Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Note Balances of the Notes.

(v)        Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this Section 10.01, (A) collect, sell or otherwise dispose of the Loans as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing January 1, 2006, an Officer’s Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer’s business and that the proceeds thereof were applied in accordance with the Basic Documents.

Section 10.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or

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opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller, the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03. Acts of Noteholders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)        The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)	The ownership of Notes shall be proved by the Note Registrar.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.

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(a)        Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(i)          the Indenture Trustee by any Noteholder or by the Issuer, it shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer, or

(ii)          the Issuer by the Indenture Trustee or by any Noteholder, it shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Irwin Whole Loan Home Equity Trust 2005-C, in care of the Owner Trustee, as set forth in the Trust Agreement, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Surveillance Group and (ii) in the case of Standard & Poor’s, at the following address: Standard & Poor’s, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders

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when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

Section 10.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.08.  Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

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Section 10.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.16. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity). For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to the day one year and one day after the date this Indenture terminates institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 10.18. Optional Termination.

(a)        The Holders of a majority of the Class CE-2 Certificates shall have the right, but not the obligation, to purchase from the Issuer all of the assets of the Trust Estate relating to the Group 1 Notes at a price equal to the Group 1 Termination Price on or after the first Payment Date on which an Group 1 Optional Termination is permitted and the right, but not the obligation, to purchase from the Issuer all of the assets of the Trust Estate relating to the Group 2

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Notes at a price equal to the Group 2 Termination Price on or after the first Payment Date on which an Group 2 Optional Termination is permitted, in each case, as described in Section 10.18(c) below.

(b)        If the Holders of a majority of the Class CE-2 Certificates do not exercise their option pursuant to Section 10.18(a) above on any Payment Date on which an Group 1 Optional Termination or Group 2 Optional Termination, as applicable, is permitted as described in Section 10.18(c) below, then the Servicer shall have the right, but not the obligation, to purchase from the Issuer all of the assets of the Trust Estate relating to the Group 1 Notes or the Group 2 Notes, as applicable, at a price equal to the Group 1 Termination Price or Group 2 Termination Price, as applicable; provided, however that the Servicer shall not be allowed to exercise such option unless the Group 1 Termination Price or Group 2 Termination Price, as applicable equals or exceeds the sum of (a) the aggregate Class Principal Balance of the Group 1 Notes or Group 2 Notes, as applicable, immediately prior to the Payment Date on which such purchase occurs, (b) the aggregate of any Group 1 Applied Loss Amounts on the Group 1 Notes or Group 2 Applied Loss Amounts on the Group 2 Notes, in each case, remaining unpaid immediately prior to the Payment Date on which such purchase occurs, (c) the aggregate of the Current Interest on the Group 1 Notes or Group 2 Notes, as applicable, for the Payment Date on which such purchase occurs, (d) the aggregate of any Carryforward Interest on the Group 1 Notes or Group 2 Notes, as applicable, for the Payment Date on which such purchase occurs and (e) any unpaid amounts owed to the Indenture Trustee or the Owner Trustee.

(c)        The right of the Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable, to purchase the assets of the Issuer related to the Group 1 Notes or the Group 2 Notes, as applicable, pursuant to Section 10.18(a) or (b) above on any Payment Date is conditioned upon the Aggregate Loan Balance (after applying payments received in the related Collection Period) for the related Loan Group as of such Payment Date being less than ten percent of the Aggregate Loan Balance for such Loan Group as of the Cut-off Date. If such right is exercised, the Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable, shall deposit the applicable Group 1 Termination Price or Group 2 Termination Price, as applicable, with the Indenture Trustee pursuant to Section 4.10 hereof and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the designee appointed by the Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable, the files pertaining to the Loans being purchased. The Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable, at their expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the related Loans are to be released to the Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable, appropriate documents assigning each such Loan from the Indenture Trustee and the Issuer to the Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable. If the Group 1 Termination Price or Group 2 Termination Price, as applicable, is pursuant to Section 10.18(a) above, the Holders of a majority of the Class CE-2 Certificates shall give the Indenture Trustee and the Servicer not less than fifteen Business Days’ prior written notice of the Payment Date on which the Holders of a majority of the Class CE-2 Certificates anticipates that the final distribution will be made to the related Securityholders. If the Holders of a majority of the Class CE-2 Certificates do not give such notice with respect to any Payment Date, then if the Servicer exercises its Group 1 Termination Price or Group 2 Termination Price, as applicable, pursuant to Section 10.18(b) above, the Servicer shall give the Indenture Trustee no more than fourteen and not less than

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seven Business Days’ prior written notice of the Payment Date on which the Servicer anticipates that the final distribution will be made to the related Securityholders. Notice of any termination, specifying the anticipated Final Scheduled Payment Date or other Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes and/or the Certificateholders may surrender their Certificates to the Indenture Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee specifying: (i) the anticipated Final Scheduled Payment Date or other Payment Date upon which final payment of the Notes and/or Certificates is anticipated to be made upon presentation and surrender of Notes and/or Certificates at the office or agency of the Indenture Trustee therein designated; and (ii) the amount of any such final payment, if known. Notwithstanding the foregoing, none of the Depositor, the Seller or any Affiliate of either the Depositor or the Seller shall have any right to purchase from the Issuer all of the assets of the Trust Estate pursuant to this Section, regardless of such entity’s ownership of the Certificates.

Section 10.19. Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 10.20. Limitation of Liability of Owner Trustee. Notwithstanding anything to the contrary herein, this Indenture has been executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Irwin Whole Loan Home Equity Trust 2005-C, in the exercise of the powers and authority conferred and vested in it, (a) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose for binding only the Issuer, (b) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

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ARTICLE XI

REMIC PROVISIONS

Section 11.01. REMIC Provisions.

(a)        The REMIC Administrator shall make an election to treat the Loans in Loan Group 2 and the proceeds of the Loans in Loan Group 2 and the proceeds on deposit in the Payment Account as two REMICs under the Code and, if necessary, under applicable state law, in accordance with Section 2.06 of the Trust Agreement, designated as REMIC I and REMIC II. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Securities are issued. For the purposes of the REMIC elections in respect of that portion of the Trust Estate, the REMIC I Regular Interests will be designated as the “regular interests” and Component I of the Class 2A-R Certificates will be the sole class of “residual interests” in REMIC I. For the purposes of the REMIC elections in respect of that portion of the Trust Estate, the REMIC II Regular Interests will be designated as the “regular interests” and Component II of the Class 2A-R Certificates will be the sole class of “residual interests” in REMIC II. The REMIC Administrator and the Trustee shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in each REMIC elected in respect of the Trust Fund other than the “regular interests” and “residual interests” so designated.

(b)        The Closing Date is hereby designated as the “Startup Day” of each of REMIC I and REMIC II, as designated in clause (a) above, within the meaning of Section 860G(a)(9) of the Code.

(c)        The Indenture Trustee shall act on behalf of the “tax matters person” (within the meaning of the REMIC Provisions) for each REMIC created hereunder, in the manner provided under Treasury regulations section 1.860F 4(d) and temporary Treasury regulations section 301.6231(a)(7)1T.

(d)        The REMIC Administrator shall (i) prepare, sign and file, or cause to be prepared, signed and filed, federal and state tax returns using a calendar year as the taxable year for each REMIC created hereunder when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of each such REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Noteholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions and, otherwise, shall, shall deliver such tax returns in a timely manner to the Owner Trustee, if the Owner Trustee is required to sign such returns in accordance with Section 5.03 of the Trust Agreement, and shall sign (if the Owner Trustee is not so required) and file such tax returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the

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Owner Trustee with respect to any tax or liability arising from the Owner Trustee’s signing of Tax Returns that contain errors or omissions. The Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e)        The REMIC Administrator shall provide (i) to any Transferor of a Class 2A-R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class 2A-R Certificate to any Person who is not a Permitted Transferee, (ii) to the Indenture Trustee, and the Indenture Trustee shall forward to the Noteholders and the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f)         The Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Servicer’s or the REMIC Administrator’s control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Indenture Trustee shall assist the Servicer and the REMIC Administrator, to the extent reasonably requested by the Servicer and the REMIC Administrator to do so). The Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Estate to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any of the REMICs as a REMIC or (ii) result in the imposition of a tax upon any of the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an “Adverse REMIC Event”) unless the Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Estate and the Noteholders and the Certificateholders, at the expense of the Trust Estate, but in no event at the expense of the Servicer, the REMIC Administrator, the Owner Trustee or the Indenture Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless the Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Estate against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Estate, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Estate, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Estate has been given and that all other preconditions to the taking of such action have been satisfied. The Indenture Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition,

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prior to taking any action with respect to any of the REMICs created hereunder or any related assets thereof, or causing any of the REMICs to take any action, which is not expressly permitted under the terms of this Agreement, the Indenture Trustee will consult with the Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any of the REMICs, and the Indenture Trustee shall not take any such action or cause either REMIC to take any such action as to which the Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Servicer or the REMIC Administrator. At all times as may be required by the Code, the Servicer and the Indenture Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)        In the event that any tax is imposed on “prohibited transactions” of any of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of any of the REMICs as defined in Section 860G(c) of the Code, on any contributions to any of the REMICs after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement or the Servicer has in its sole discretion determined to indemnify the Trust Estate against such tax, (ii) to the Indenture Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, or (iii) otherwise against amounts on deposit in the Custodial Account and on the Payment Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the accrued interest due on each Class entitled thereto on a pro rata basis.

(h)        The Indenture Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)         Following the Startup Day, neither the Servicer nor the Indenture Trustee shall accept any contributions of assets to any of the REMICs created hereunder unless (subject to Section 11.01(f)) the Servicer and the Indenture Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause either of the REMICs to fail to qualify as a REMIC at any time that any Group 2 Notes or Class 2A-R Certificates are outstanding or subject either of the REMICs to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)         Neither the Servicer nor the Trustee shall (subject to Section 11.01(f)) enter into any arrangement by which either of the REMICs created hereunder will receive a fee or other compensation for services nor permit either of the REMICs to receive any income from assets

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other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)        Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the “latest possible maturity date” by which the Certificate Principal Balance of each Class of Group 2 Notes representing a regular interest in the applicable REMIC is the Final Payment Date.

(l)         Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC created hereunder.

(m)       Neither the Depositor, the Indenture Trustee nor the Servicer shall sell, dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of either of the REMICs created hereunder, (iii) the termination of the applicable REMIC pursuant to Section 3.05 of the Trust Agreement or (iv) a purchase of Loans pursuant to the Purchase Agreement) nor acquire any assets for either of the REMICs, nor sell or dispose of any investments in the Custodial Account or the Payment Account for gain nor accept any contributions to either of the REMICs after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of either of the REMICs as a REMIC or (b) unless the Servicer has determined in its sole discretion to indemnify the Trust Estate against such tax, cause either REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

(n)        The Trustee will apply for an employer identification number from the Internal Revenue Service on a Form SS-4 or any other acceptable method for all tax entities.

ARTICLE I

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

IRWIN WHOLE LOAN HOME EQUITY
TRUST 2005-C, as Issuer

By: Wilmington Trust Company, not in its
individual capacity but solely as Owner
Trustee

By:_________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
As Indenture Trustee

By:_________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION hereby accepts the appointment as Paying Agent pursuant to Section 3.03 hereof and as Note Registrar pursuant to Section 4.02 hereof.

By:__________________________________
Name:
Title:

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP. hereby acknowledges and agrees to the provisions set forth in Section 6.16

By:__________________________________
Name:
Title:

STATE OF ________________	)
	)	ss.:
COUNTY OF ______________	)

On this ____ day of August, 2005, before me personally appeared ___________________ to me known, who being by me duly sworn, did depose and say, that he is the _________________ of Wilmington Trust Company, one of the companies described in and which executed the above instrument; and that he signed his name thereto by like order.

_____________________________________
Notary Public

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF COOK	)

On this ____ day of August, 2005, before me personally appeared ________________ to me known, who being by me duly sworn, did depose and say, that she is the __________________ of U.S. Bank National Association, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

_____________________________________
Notary Public

NOTARIAL SEAL

EXHIBIT A-1

FORM OF CLASS A NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

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IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-C

Home Equity Loan-Backed Notes, Series 2005-C

Class A-☐	Principal Amount: $☐

Registered

No. 1	Percentage Interest: 100%

CUSIP NO.	Note Interest Rate: Variable

Irwin Whole Loan Home Equity Trust 2005-C, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $[__________], payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal and interest on the Class A-☐ Notes pursuant to Section 3.05 of the Indenture dated as of August 5, 2005 (the “Indenture”), between the Issuer, as issuer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

Pursuant to the terms of the Indenture, a distribution will be made on the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.(the “Payment Date”), commencing as described in the Indenture, to the Person in whose name this Note is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) related Accrual Period, or, in the case of the first Payment Date, August 5, 2005, from the Group [1][2] Remittance Amount in an amount equal to the product of the Percentage Interest evidenced by this Notes and the amount of interest and principal, if any required to be distributed to Holders of Class ☐A-[_] Notes on such Payment Date.

Interest will be computed on the basis of the actual number of days in each Accrual Period and a year assumed to consist of 360 days.

Principal of and Interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-C, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

The entire unpaid principal amount of this Note shall be due and payable in full on the Final Scheduled Payment Date pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Voting Rights of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the preceding Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in

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authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees by accepting the benefits of the Indenture that such Holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Each Holder or Beneficial Owner of this Note, by acceptance of this Note or a security entitlement thereto, represents that its acquisition of the Note does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a security entitlement to a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

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The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Voting Rights of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Voting Rights of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior notice to the Rating Agencies.

The term “Issuer” as used in this Note includes any successor or the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank National Association, in its individual capacity, Wilmington Trust Company, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement

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against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY
TRUST 2005-C

By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

Dated:

By___________________________________
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity but solely as Indenture
Trustee

Dated:

By___________________________________
Authorized Signatory

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_______________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________

______________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

______________________________________________________________________________

___________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_______________________	____________________________________*
Signature Guaranteed:

______________________________*/

A-1-8

EXHIBIT A-2

FORM OF CLASS M NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[TO BE PLACED ON THE 2M-1, 2M-2, 2M- and 2M-2 Notes] SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).]

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

A-2-1

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-C

Home Equity Loan-Backed Notes, Series 2005-C

Class M-[___]	Principal Amount: $[__________]

Registered

No. 1	Percentage Interest: 100%

CUSIP NO.	Note Interest Rate: Variable

Irwin Whole Loan Home Equity Trust 2005-C, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $[______________], payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class M-[___] Notes pursuant to Section 3.05 of the Indenture dated as of August 5, 2005 (the “Indenture”), between the Issuer, as Issuer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

[For Class 1M-1, Class 1M-1, Class 2M-1, Class 2M-2, Class 2M-3 and Class 2M-4 Notes] Pursuant to the terms of the Indenture, a distribution will be made on the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.(the “Payment Date”), commencing as described in the Indenture, to the Person in whose name this Note is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) related Accrual Period, or, in the case of the first Payment Date, August 5, 2005, from the Group [1][2] in an amount equal to the product of the Percentage Interest evidenced by this Notes and the amount of interest and principal, if any required to be distributed to Holders of Class ☐M-[_] Notes on such Payment Date.]

[For 1M-2, Class 1M-3 and Class 1M-4 Notes Interest will be computed on the basis on the basis of a 360 day year consisting of twelve 30 day months.]

[For Class 1M-1, Class 2M-1, Class 2M-2, Class 2M-3 and Class 2M-4 Notes Interest will be computed on the basis of the actual number of days in each Accrual Period and a year assumed to consist of 360 days]

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Principal of and Interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-C, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

The entire unpaid principal amount of this Note shall be due and payable in full on the Final Scheduled Payment Date pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Voting Rights of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the preceding Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

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As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees by accepting the benefits of the Indenture that such Holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Each Holder or Beneficial Owner of this Note, by acceptance of this Note or a security entitlement thereto, represents that its acquisition of the Note does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a security entitlement to a Note), agrees to treat the

A-2-4

Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Voting Rights of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Voting Rights of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior notice to the Rating Agencies.

The term “Issuer” as used in this Note includes any successor or the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank National Association, in its individual capacity, Wilmington Trust Company, in its individual capacity, any owner of a beneficial interest in the

A-2-5

Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY
TRUST 2005-C

By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

Dated:

By___________________________________
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity but solely as Indenture
Trustee

Dated:

By____________________________________
Authorized Signatory

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________

______________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

______________________________________________________________________________

________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:______________________	____________________________________*
Signature Guaranteed:

______________________________*/

A-2-8

EXHIBIT A-3

FORM OF CLASS 2B-1 NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”)

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

A-3-1

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-C

Irwin Whole Loan Home Equity Trust 2005-C

Class 2B-1	Principal Amount: $[____________]

Registered

No. 1	Percentage Interest: 100%

CUSIP NO.	Note Interest Rate: Variable

Irwin Whole Loan Home Equity Trust 2005-C, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $[____________], payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class 2B-1 Notes pursuant to Section 3.05 of the Indenture dated as of August 5, 2005 (the “Indenture”), between the Issuer, as issuer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

Pursuant to the terms of the Indenture, a distribution will be made on the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.(the “Payment Date”), commencing as described in the Indenture, to the Person in whose name this Note is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) related Accrual Period, or, in the case of the first Payment Date, August 5, 2005, from the Group 2 Remittance Amount in an amount equal to the product of the Percentage Interest evidenced by this Notes and the amount of interest and principal, if any required to be distributed to Holders of Class 2B-1 Notes on such Payment Date.

Interest will be computed on the basis of the actual number of days in each Accrual Period and a year assumed to consist of 360 days

Principal of and Interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-C, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

The entire unpaid principal amount of this Note shall be due and payable in full on the Final Scheduled Payment Date pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Voting Rights of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in

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authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees by accepting the benefits of the Indenture that such Holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Each Holder or Beneficial Owner of this Note, by acceptance of this Note or a security entitlement thereto, represents that its acquisition of the Note does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a security entitlement to a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

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The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Voting Rights of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Voting Rights of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior notice to the Rating Agencies.

The term “Issuer” as used in this Note includes any successor or the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank National Association, in its individual capacity, Wilmington Trust Company, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement

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against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY
TRUST 2005-C

By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

Dated:

By___________________________________
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity but solely as Indenture
Trustee

Dated:

By____________________________________
Authorized Signatory

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________

______________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

______________________________________________________________________________

___________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:______________________	____________________________________*
Signature Guaranteed:

______________________________*/

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EXHIBIT A-4

FORM OF CLASS 1B-1, CLASS 1B-2 AND CLASS SB NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE [CLASS 1A-1 AND CLASS 1M,] [AND CLASS 1B-1 NOTES]] [CLASS 2A-1, CLASS 2M AND CLASS 2B-1 NOTES] AS DESCRIBED IN THE INDENTURE (AS DEFINED HEREIN).

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE INDENTURE.

NO TRANSFER OF THIS NOTE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE TRUSTEE, THE DEPOSITOR AND THE MASTER SERVICER ARE PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 4.02 OF THE INDENTURE OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE, THE ISSUER, THE DEPOSITOR AND THE SERVICER TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS NOTE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE INDENTURE TRUSTEE, THE ISSUER, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE INDENTURE TRUSTEE, THE ISSUER, THE DEPOSITOR OR THE SERVICER.

THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER

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TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

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IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-C

Irwin Whole Loan Home Equity Trust 2005-C

Class ☐I	Principal Amount: $[____________]

Registered

No. ☐	Percentage Interest: 100%

CUSIP NO.	Note Interest Rate: Variable

Irwin Whole Loan Home Equity Trust 2005-C, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $[____________], payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class ☐ Notes pursuant to Section 3.05 of the Indenture dated as of August 5, 2005 (the “Indenture”), between the Issuer, as issuer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

Pursuant to the terms of the Indenture, a distribution will be made on the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.(the “Payment Date”), commencing as described in the Indenture, to the Person in whose name this Note is registered on the last day of the month preceding such Payment Date or if such last day is not a Business Day, the Business Day immediately preceding such last day (or in the case of the first Payment Date, August 5, 2005) related Accrual Period, or, in the case of the first Payment Date, from the Group 1 Remittance Amount in an amount equal to the product of the Percentage Interest evidenced by this Notes and the amount of interest and principal, if any required to be distributed to Holders of Class ☐ Notes on such Payment Date.

Interest will be computed on the basis on the basis of a 360 day year consisting of twelve 30 day months.

Principal of and Interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-C, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

The entire unpaid principal amount of this Note shall be due and payable in full on the Final Scheduled Payment Date pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Voting Rights of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in

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authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees by accepting the benefits of the Indenture that such Holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

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No transfer of this Note will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) unless the Depositor directs the Indenture Trustee otherwise, the Indenture Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Issuer and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Trust Estate, the Depositor, the Issuer or the Servicer and (ii) the transferee shall execute an investment letter in the form described by the Indenture. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee, the Issuer, the Depositor, the Servicer and the Note Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and the Indenture.

No transfer of this Note or any interest therein shall be made to any employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any person (including an insurance company investing its general account, an investment manager, a named fiduciary or a trustee of any such plan) who is using “plan assets” of any such plan to effect such acquisition (each of the foregoing, a “Plan Investor”) unless Indenture Trustee, the Depositor and the Issuer are provided with either (i) a certification pursuant to Section 4.02 of the Indenture or (ii) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Depositor and the Servicer to the effect that the purchase or holding of this Note is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Indenture Trustee, the Issuer the Depositor or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Issuer, the Depositor or the Servicer.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a security entitlement to a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee

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and the rights of the holders of the Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Voting Rights of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Voting Rights of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior notice to the Rating Agencies.

The term “Issuer” as used in this Note includes any successor or the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank National Association, in its individual capacity, Wilmington Trust Company, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

IRWIN WHOLE LOAN HOME EQUITY
TRUST 2005-C

By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

Dated:

By___________________________________
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity but solely as Indenture
Trustee

Dated:

By____________________________________
Authorized Signatory

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_____________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

______________________________________________________________________________

______________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

______________________________________________________________________________

___________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:______________________	____________________________________*
Signature Guaranteed:

______________________________*/

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EXHIBIT B

FORM OF DEPOSITOR CERTIFICATION

Re:	Credit Suisse First Boston Mortgage Acceptance Corp.
Irwin Whole Loan Home Equity Trust 2005-C
Home Equity Loan-Backed Notes, Series 2005-C

I, __________________________, certify that:

1.          I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Irwin Whole Loan Home Equity Trust 2005-C (the “Trust”);

2.          Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.          Based on my knowledge, the distribution information required to be prepared by the Indenture Trustee based upon the servicing information required to be provided by the Servicer under the Servicing Agreement is included in these reports;

4.          I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required under the Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Servicing Agreement; and

5.          I have disclosed to the Depositor’s certified public accountants all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated as of August 5, 2005 (the “Indenture”), among the Trust and U.S. Bank National Association, as indenture trustee.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

By:_____________________________________
Name:
Title:
Date:

B-1

EXHIBIT C

FORM OF INDENTURE TRUSTEE CERTIFICATION

Re:	Credit Suisse First Boston Mortgage Acceptance Corp.
Irwin Whole Loan Home Equity Trust 2005-C
Home Equity Loan-Backed Notes, Series 2005-C

I, ___________________________, am a [title] of U.S. Bank National Association (in its capacity as indenture trustee for the above-referenced notes, the “Indenture Trustee”), and in such capacity hereby certify to Credit Suisse First Boston Mortgage Acceptance Corp. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.          I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing Monthly Statements filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2.          Subject to paragraph 4 hereof, based on my knowledge, the Distribution Information in the Monthly Statements, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3.          Based on my knowledge, the Distribution Information required to be provided by the Indenture Trustee under the Indenture is included in these reports.

4.          In compiling the Distribution Information and making the foregoing certifications, the Indenture Trustee has relied upon information furnished to it by the Servicer under the Servicing Agreement. The Indenture Trustee shall have no responsibility or liability for any inaccuracy in all reports on Form 8-K resulting from information received from the Servicer unless such inaccuracy is due to the Indenture Trustee’s own negligence, willful misconduct or bad faith.

For purposes of this Certificate, the following terms shall have the meanings ascribed below:

“Distribution Information” shall mean that information calculated and reported by the Indenture Trustee pursuant to Sections 3.25 and 6.16 of the Indenture.

“Monthly Statements” shall mean the monthly statements prepared by the Indenture Trustee pursuant to Section 3.25 of the Indenture.

C-1

Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated as of August 5, 2005 (the “Indenture”), between the Irwin Whole Loan Home Equity Trust 2005-C and the Indenture Trustee.

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:_____________________________________
Name:
Title:
Date:

C-2

EXHIBIT D

FORM OF INVESTOR REPRESENTATION LETTER

______________, 20__

Credit Suisse First Boston

Mortgage Acceptance Corp.

11 Madison Avenue, 4th Floor

New York, New York 10010-3629

US Bank National Association

60 Livingston Avenue

Mailcode: EP-MN-WS3D

St. Paul, Minnesota 55107-2232

Attention: Irwin Whole Loan Home Equity Trust 2005-C

Re:	Irwin Whole Loan Home Equity Trust 2005-C, Home Equity Loan-Backed Notes,
Series 2005-C, [Class 1B-1] [Class 1B-2] [SB-II]

Ladies and Gentlemen:

_________________________ (the “Purchaser”) intends to purchase from ___________________________ (the “Seller”) $_____________ Initial Certificate Principal Balance Irwin Whole Loan Home Equity Trust 2005-C, Home Equity Loan-Backed Notes, Series 2005-C, [Class 1B-1] [Class 1B-2] [SB-II] (the “Notes”), issued pursuant to the Indenture (the “Indenture”), dated as of August 5, 2005, between Irwin Whole Loan Home Equity Trust 2005-C, (the “Issuer) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Indenture Trustee and the Issuer that:

(a)               The Purchaser understands that (a) the Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Notes, (c) the Notes may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Indenture contains restrictions regarding the transfer of the Notes and (e) the Notes will bear a legend to the foregoing effect.

(b)               The Purchaser is acquiring the Notes for its own account for investment only and not with a view to or for sale in connection with any

D-1

distribution thereof in any manner that would violate the Act or any applicable state securities laws.

(c)               The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Notes, such that it is capable of evaluating the merits and risks of investment in the Notes, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the Act.

(d)               The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Indenture and b such other information concerning the Notes, the Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Issuer and is relevant to the Purchaser’s decision to purchase the Notes. The Purchaser has had any questions arising from such review answered by the Depositor or the Issuer to the satisfaction of the Purchaser.

(e)               The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Note under the Act, that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

(f)                The Purchaser hereby certifies, represents and warrants to, and covenants with the Depositor, the Indenture Trustee and the Issuer that the following statements in (a) or (b) are correct:

(a)        The Purchaser is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any person (including an insurance company investing its general account, an investment manager, a named fiduciary or

D-2

a trustee of any such plan) who is using “plan assets” of any such plan to effect such acquisition (each of the foregoing, a “Plan Investor”); or

(b)        the Purchaser has provided the Indenture Trustee, the Depositor and the Issuer with an Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Depositor and the Issuer to the effect that the purchase or holding of Notes is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Indenture Trustee, the Depositor, the Issuer or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Issuer, the Depositor or the Servicer.

D-3

In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Indenture Trustee and the Issuer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.

Very truly yours,

_____________________________________
(Purchaser)

By:__________________________________
Name:________________________________
Title:_________________________________

D-4

EXHIBIT E

FORM OF TRANSFEROR REPRESENTATION LETTER

______________, 20__

Credit Suisse First Boston

Mortgage Acceptance Corp.

11 Madison Avenue, 4th Floor

New York, New York 10010-3629

US Bank National Association

60 Livingston Avenue

Mailcode: EP-MN-WS3D

St. Paul, Minnesota 55107-2232

Attention: Irwin Whole Loan Home Equity Trust 2005-C

Re:	Irwin Whole Loan Home Equity Trust 2005-C, Home Equity Loan-Backed Notes,
Series 2005-C, [Class 1B-1] [Class 1B-2] [SB Note]

Ladies and Gentlemen:

_________________________ (the “Purchaser”) intends to purchase from ___________________________ (the “Seller”) $_____________ Initial Certificate Principal Balance Irwin Whole Loan Home Equity Trust 2005-C, Home Equity Loan-Backed Notes, Series 2005-C, [Class 1B-1] [Class 1B-2] [SB Note] (the “Notes”), issued pursuant to the Indenture (the “Indenture”), dated as of August 5, 2005, between Irwin Whole Loan Home Equity Trust 2005-C, (the “Issuer) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Indenture Trustee and the Issuer that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the “Act”), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Note. The Seller has not and will

E-1

not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

Very truly yours,

____________________________________
(Purchaser)

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF RULE 144A INVESTMENT REPRESENTATION

Description of Rule 144A Securities, including numbers:

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

(2)         In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

(3)         The Buyer, pursuant to Section 4.02 of the Indenture (the “Indenture”), dated as of August 5, 2005, between Irwin Whole Loan Home Equity Trust 2005-C (the “Issuer”) and U.S. Bank National Association, as trustee (the “Trustee”) warrants and represents to, and covenants with, the Seller, the Indenture Trustee, the Depositor, the Issuer and the Servicer as follows:

(i)   The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(ii)   The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(iii)  The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee or the Servicer.

F-3

(iv)  Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(v)  The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex I or Annex II. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

(4) The Buyer:

(i) is not a Plan Investor; or

(ii)   has provided the Indenture Trustee, the Depositor and the Issuer with an Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Depositor, and the Issuer to the effect that the purchase or holding of this Note is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Indenture Trustee, the Issuer, the Depositor, or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Depositor, the Issuer or the Servicer.

(5)         This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

F-4

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

_______________________________	_________________________________
Print Name of Seller	Print Name of Purchaser

By:_________________________________	By:_________________________________
Name:	Name:
Title:	Title:

Taxpayer Identification:	Taxpayer Identification:

No._________________________________	No._________________________________

Date:________________________________	Date:________________________________

F-5

ANNEX I TO EXHIBIT F

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

(1) As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

(2)           In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
___

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
___	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
___	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
___

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

(3)         The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

(4)         For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

(5)         The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

____ Yes	___ No	Will the Buyer be purchasing the Rule 144A Securities for the Buyer’s own account?

(6)         If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

(7)         The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

_____________________________________
Print Name of Buyer

By: _______________________________
Name:
Title:

Date: _______________________________

ANNEX II TO EXHIBIT F

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

(8)               As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

(9)         In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used.

____

The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

(10)       The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

(11)       The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

(12)       The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

(13)       The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

_____________________________________
Print Name of Buyer

By: _______________________________
Name:
Title:

IF AN ADVISER:

_____________________________________
Print Name of Buyer

Date: _______________________________

APPENDIX A

DEFINITIONS

Accepted Servicing Practices: With respect to any Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Loan in the jurisdiction where the related Mortgaged Property is located.

Accrual Period: For the Class A Notes, Class 1M-1 Notes, Class 2M Notes, and Class 2B-1 Notes and Class B-2 Notes and any Payment Date, the period commencing on the immediately preceding Payment Date (or the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date. For the Class 1M-2 Notes, Class 1M-3 Notes, Class 1M-4 Notes, Class 1B-1 Notes, Class 1B-2 Notes and Class SB Notes and any Payment Date, the calendar month preceding such Payment Date.

Accrued Certificate Interest: With respect to each Payment Date and the REMIC I or REMIC II Regular Interests, the Uncertificated Accrued Interest for such Regular Interest. With respect to the Class SB Notes, interest accrued during the related Accrual Period at the interest rate for such Notes on the related Notional Amount for such Payment Date.

Act of Noteholder: As defined in Section 10.03 of the Indenture.

Additional Balance: With respect to any HELOC, any future Draw (other than a Draw representing an Excluded Amount) made by the related Mortgagor pursuant to the related Loan Agreement after the Cut-Off Date, together with all money due or to become due in respect of such Draw.

Additional Balance Advance Amount: Shall mean, with respect to any Payment Date, (a) the sum of (i) the excess, if any, of (1) the aggregate principal amount of Additional Balances conveyed to the Trust Estate during the related Collection Period, over (ii) Group 2 Principal Collections applied to purchase such Additional Balances from the Custodial Account and (b) the excess of (i) any Additional Balance Advance Amount remaining unreimbursed from a prior payment date, over (ii) all amounts distributed to the Class G Certificateholders pursuant to Section 5.01(a) of the Trust Agreement other then amounts in respect of the Additional Balance Advance Interest Distribution Amount. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates. In no event shall Excluded Amounts constitute a part of the Additional Balance Advance Amount.

Additional Balance Advance Interest Distribution Amount: With respect to any Payment Date, the product of the Note rate for the Class 2A-1 Notes and the Additional Balance Advance Amount as of the first day of the month preceding such Payment Date divided by 360 multiplied by the actual number of days in the Accrual Period for the Class 2A-1 Notes.

Adjustment Date: With respect to each HELOC, the date set forth in the related Mortgage Note on which the related Mortgage Interest Rate on the HELOC is adjusted in accordance with the terms of the Loan Agreement.

Administrator: U.S. Bank National Association and its successors or assigns or any successor administrator appointed pursuant to the terms of the Administration Agreement.

Administration Agreement: The administration agreement dated as of the Closing Date among the Seller, the Issuer and the Indenture Trustee.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Aggregate Loan Balance: As of any Payment Date and either Loan Group, an amount equal to the aggregate of the Principal Balances of the Loans in such Loan Group as of the last day of the prior month.

Alltel: ALLTEL Information Services, Inc.

Amortization Event: An Amortization Event will be in effect with respect to the Group 2 Notes and Class G Certificates for any Payment Date if any one of the following events is in effect with respect to such Payment Date:

(a)        the Certificate Balance of the Class G Certificates after giving effect to all payments on such Payment Date is equal to or greater than 5.00% of the Aggregate Loan Balance of the Group 2 Loans on such Payment Date;

(b)        the percentage obtained by dividing (x) the Aggregate Loan Balance of the Group 2 Loans on such Payment Date that are delinquent by 180 days or more by (y) the Aggregate Loan Balance of the Group 2 Loans on such Payment Date exceeds 5.00%;

(c)        the percentage obtained by dividing (x) Aggregate Loan Balance of the Group 2 Loans on such Payment Date that are delinquent by 360 days or more by (y) Aggregate Loan Balance of the Group 2 Loans on such Payment Date exceeds 2.00%;

(d)        a Servicing Default shall occur and be unremedied under the Servicing Agreement and a qualified successor Servicer shall not have been appointed;

(e)        the Issuer shall become subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

Appendix A-2

(f)         Cumulative Realized Losses on the Group 2 Loans exceeds the percentage of the initial Aggregate Loan Balance of the Group 2 Loans for such Payment Date as specified below:

Payment Date	Percentage of Initial Aggregate Loan Balance
August 2005 – July 2008	N/A
August 2008 – July 2009	4.75%
August 2009 – July 2010	6.75%
August 2010 – July 2011	7.00%
August 2011 and thereafter	7.50%

Applied Loss Amount: The Group 1 Applied Loss Amount or the Group 2 Applied Loss Amount, as applicable.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by a property valuation made for the originator of the Loan at the time of origination of the Loan meeting the underwriting requirements of the originator.

Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same jurisdiction.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Bankruptcy Code: The United States Bankruptcy Code of 1978, as amended.

Basic Documents: The Trust Agreement, the Indenture, the Loan Purchase Agreement, the Servicing Agreement, the Administration Agreement, the Custodial Agreements and the other documents and certificates delivered in connection with any of the above.

Beneficial Owner: With respect to any Note, the Person who is the owner of a security entitlement to such Note as reflected on the books of the Depository or on the books of a

Appendix A-3

Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Book-Entry Notes: Notes held by the Depository as described in Section 4.06 of the Indenture. Initially, the Notes (other than the Class SB Notes) shall be Book-Entry Notes.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York, Indiana, California or Nevada, or (iii) a day on which banks in the State of New York, Indiana, Delaware, California, Minnesota or Nevada are authorized or obligated by law or executive order to be closed.

Carryforward Interest: For any class of Notes (other than the Class SB Notes) and the Class G Certificates and any Payment Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest, or Additional Balance Advance Interest Distribution Amount, as applicable, for such Class for the immediately preceding Payment Date and (B) any unpaid Carryforward Interest from previous Payment Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Payment Date, and (2) interest on such amount for the related Accrual Period at the applicable Note Interest Rate or the Note Rate for the Class 2A-1 Notes with respect to the Additional Balance Advance Interest Distribution Amount.

Certificate Balance: With respect to the Class G Certificates and any date of determination, the Initial Class G Certificate Balance, increased by any Additional Balance Advance Amount created prior to such date of determination, and reduced by all payments of principal in respect of the Additional Balance Advance Amount on such Certificates prior to such date of determination. With respect to the Class 2A-R Certificates and any date of determination, the Initial Class 2A-R Certificate Balance, reduced by all payments of principal on such Certificates prior to such date of determination.

Certificates: Collectively, the Class G Certificates, Class 2A-R Certificates, Class CE-1 Certificates and Class CE-2 Certificates.

Certificate Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Certificate Distribution Account. The Certificate Distribution Account shall be an Eligible Account.

Certificate of Trust: The Certificate of Trust filed for the Owner Trust pursuant to Section 3 810(a) of the Statutory Trust Statute, including all amendments and restatements.

Certificate Paying Agent: The paying agent appointed pursuant to Section 3.10 of the Trust Agreement.

Certificate Percentage Interest: With respect to the Certificates, the Certificate Percentage Interest stated on the face thereof.

Appendix A-4

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates.

Certificate Registrar: Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of the Owner Trustee or the Indenture Trustee shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of the Owner Trustee of the Indenture Trustee.

Class: Collectively, all of the Notes bearing the same designation.

Class 1A-1 Notes: The Class 1A-1 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-1 to the Indenture.

Class 1B-1 Notes: The Class 1B-1 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-4 to the Indenture.

Class 1B-1 Principal Payment Amount: For any Payment Date on or after the Group 1 Stepdown Date and for which a Trigger Event is not in effect, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A-1 Notes and the aggregate Class Principal Balance of the Class 1M Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 1B-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 90.50% and (ii) the Aggregate Loan Balance of the Group 1 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group 1 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 1.

Class 1B-2 Notes: The Class 1B-2 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-4 to the Indenture.

Class 1B-2 Principal Payment Amount: For any Payment Date on or after the Group 1 Stepdown Date and for which a Trigger Event is not in effect, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A-1 Notes, the aggregate Class Principal Balance of the Class 1M-Notes and the aggregate Class Principal Balance of the Class 1B-1 Notes, in each case, after giving effect to payments on such Payment

Appendix A-5

Date and (ii) the Class Principal Balance of the Class B-I-2 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 93.10% and (ii) the Aggregate Loan Balance of the Group 1 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group 1 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 1.

Class 1B Notes: The Class 1B-1 Notes and the Class 1B-2 Notes.

Class 1M-1 Notes: The Class 1M-1 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class 1M-1 Principal Payment Amount: For any Payment Date on or after the Group 1 Stepdown Date and for which a Trigger Event is not in effect, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A-1 Notes after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 1M-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 59.10% and (ii) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 1.

Class 1M-2 Notes: The Class 1M-2 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class 1M-2 Principal Payment Amount: For any Payment Date on or after the Group 1 Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A-1 Notes and the Class Principal Balance of the Class 1M-1 Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 1M-2 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 72.89% and (ii) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 1.

Class 1M-3 Notes: The Class 1M-3 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class 1M-3 Principal Payment Amount: For any Payment Date on or after the Group 1 Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A-1 Notes, the Class Principal Balance of the Class 1M-1 Notes and the Class Principal Balance of the Class 1M-2 Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 1M-3 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 83.60% and (ii) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date and (B) the

Appendix A-6

amount, if any, by which (i) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 1.

Class 1M-4 Notes: The Class 1M-4 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class 1M-4 Principal Payment Amount: For any Payment Date on or after the Group 1 Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 1A-1 Notes, the Class Principal Balance of the Class 1M-1 Notes, the Class Principal Balance of the Class 1M-2 Notes and the Class Principal Balance of the Class 1M-3 Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 1M-4 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 85.60% and (ii) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 1.

Class 1M Notes: The Class 1M-1 Notes, Class 1M-2 Notes, Class 1M-3 Notes and the Class 1M-4 Notes.

Class 2A-1 Notes: The Class 2A-1 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-1 to the Indenture.

Class 2A-R Certificate Balance: An amount equal to $100.00 less amounts distributed in respect of principal pursuant to Section 5.01(a) of the Trust Agreement.

Class 2A-R Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(b)(B)(i) and Section 3.05(e)(B)(ii) of the Indenture for payment to the Class 2A-R Certificates under the Trust Agreement.

Class 2A-R Certificate Interest Distribution Amount: With respect to each Payment Date, an amount equal to the product of the Note Rate for the Class 2A-1 Notes for such Payment Date and the Certificate Balance of the Class 2A-R Certificates as of such Payment Date prior to giving effect to any distributions thereon for such Payment Date divided by 360 multiplied by the actual number of days in the related Accrual Period for the Class 2A-1 Notes.

Class 2A-R Certificates: The Class 2A-R Certificates substantially in the form set forth in Exhibit I to the Trust Agreement. The Class 2A-R Certificates will consist of two components, designated as “Component I” and “Component II.” Component I of the Class 2A-R Certificates is designated as the sole class of “residual interest” in REMIC I and Component II of the Class 2A-R Certificates is designated as the sole class of “residual interest” in REMIC II.

Class 2B-1 Notes: The Class 2B-1 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-3 to the Indenture.

Appendix A-7

Class 2B-1 Principal Payment Amount: For any Payment Date on or after the Group 2 Stepdown Date and for which a Trigger Event is not in effect, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 2A-1 Notes and the aggregate Class Principal Balance of the Class 2M Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 2B-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 93.80% and (ii) the Aggregate Loan Balance of the Group 2 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group 2 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 2.

Class 2M-1 Notes: The Class 2M-1 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class 2M-1 Principal Payment Amount: For any Payment Date on or after the Group 2 Stepdown Date and for which a Trigger Event is not in effect, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 2A-1 Notes after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 2M-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 69.48% and (ii) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 2.

Class 2M-2 Notes: The Class 2M-2 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class 2M-2 Principal Payment Amount: For any Payment Date on or after the Group 2 Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 2A-1 Notes and the Class Principal Balance of the Class 2M-1 Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 2M-2 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 80.78% and (ii) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 2.

Class 2M-3 Notes: The Class 2M-3 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class 2M-3 Principal Payment Amount: For any Payment Date on or after the Group 2 Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 2A-1 Notes, the Class Principal Balance of the Class 2M-1 Notes and the Class Principal Balance of the Class 2M-2 Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 2M-3 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 89.48%

Appendix A-8

and (ii) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 2.

Class 2M-4 Notes: The Class 2M-4 Home Equity Loan-Backed Notes, Series 2005-C, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class 2M-4 Principal Payment Amount: For any Payment Date on or after the Group 2 Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class 2A-1 Notes, the Class Principal Balance of the Class 2M-1 Notes, the Class Principal Balance of the Class 2M-2 Notes and the Class Principal Balance of the Class 2M-3 Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class 2M-4 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 91.68% and (ii) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 2.

Class 2M Notes: The Class 2M-1 Notes, Class 2M-2 Notes, Class 2M-3 Notes and the Class 2M-4 Notes.

Class A Notes: The Class 1A-1 Notes and the Class 2A-2 Notes.

Class B Notes: The Class 1B Notes and Class 2B-2 Notes.

Class CE-1 Certificates: The Class CE-1 Irwin Whole Loan Home Equity Trust 2005-C, Home Equity Loan-Backed Certificates, issued and outstanding pursuant to the terms of the Trust Agreement.

Class CE-2 Certificates: The Class CE-2 Irwin Whole Loan Home Equity Trust 2005-C, Home Equity Loan-Backed Certificates, issued and outstanding pursuant to the terms of the Trust Agreement.

Class CE Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(e)(A)(ii) and Section 3.05(e)(A)(xviii) of the Indenture for payment to the Class CE Certificates under the Trust Agreement.

Class CE Certificates: The Class CE-1 and Class CE-2 Certificates.

Class G Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(a), Section 3.05(b)(B)(i) and Section 3.05(e)(B)(ii) of the Indenture for payment to the Class G Certificates under the Trust Agreement.

Class G Certificates: The Class G Irwin Whole Loan Home Equity Trust 2005-C, Home Equity Loan-Backed Certificates, issued and outstanding pursuant to the terms of the Trust Agreement.

Appendix A-9

Class M Notes: The Class 1M Notes and Class 2M Notes.

Class Principal Balance: For any Class of Notes (other than the Class SB Notes) and as of any date of determination, an amount equal to the Initial Note Balance of that Class, reduced by the aggregate of the following amounts allocable to that Class: (i) all amounts previously distributed to holders of Notes of that Class as payments of principal; and (ii) in the case of any Class of Subordinate Notes (other than the Class SB Notes) and the Class 2A-1 Notes, any reductions to the Class Principal Balance thereof due to Realized Losses.

With respect to the Class SB Notes and as of any date of determination, an amount equal to the Group 2 Overcollateralization Amount as of such date of determination.

For each Class of REMIC I Regular Interests, the initial balance thereof (as set forth in the definition of REMIC I Regular Interests) as reduced on each successive Payment Date first by Group 2 Applied Loss Amounts allocated to the principal thereof by the definition of REMIC I Liquidation Loss Amounts and second by principal deemed distributed in respect thereof on such Payment Date pursuant to Section 5.01(e) of the Trust Agreement.

Class SB Distribution Amount: On any Payment Date, the sum of Accrued Certificate Interest for such Payment Date and the Group 2 Overcollateralization Release Amount, if any, for the Determination Date related to such Payment Date.

Class SB-IO REMIC II Regular Interest: A regular interest in REMIC II with no entitlement to principal and entitled to interest at the Note Interest Rate on the Class SB Notional Amount.

Class SB Notes: The Class SB Notes substantially in the form of Exhibit A-4 to the Indenture.

Class SB Notional Amount: With respect to the Class SB Notes and any Payment Date, the aggregate of the Class Principal Balances for all Classes of REMIC I Regular Interests before giving effect to payments to be made and the allocation of Group 2 Applied Loss Amounts to occur on such Payment Date.

Class SB-PO REMIC II Regular Interest: A regular interest in REMIC II with no entitlement to interest and entitled to principal in an amount equal to the initial principal balance of the Class SB Notes. The initial principal balance of the Class SB-PO REMIC II Regular Interest is equal to the initial Class SB Notional Amount.

Closing Date: August 5, 2005.

Code: The Internal Revenue Code of 1986 (or any successor statute thereto) and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Appendix A-10

Collection Period: With respect to each Payment Date, the calendar month preceding the month of that Payment Date.

Combined Loan-to-Value Ratio: With respect to any Loan at origination, the ratio, expressed as a percentage of (i) the sum of (A) the original principal balance of such Loan, and (B) any outstanding principal balance at origination of such Loan, of all other Permitted Liens, if any, secured by senior liens on the related Mortgaged Property, to (ii) the Appraised Value.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the documents contained in the Mortgage File.

Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attn: Structured Finance-Irwin Whole Loan Home Equity Trust 2005-C. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Trust Agreement is as set forth in the Trust Agreement.

Credit Limit: With respect to any HELOC, the maximum loan balance permitted under the terms of the related Loan Agreement.

Credit Scores: The credit score for each Loan shall be obtained in accordance with the related originator’s underwriting guidelines. In cases in which one credit score was obtained for purposes of origination, that shall be the credit score. If two credit bureau scores were obtained, the Credit Score will be the lower score. If three credit bureau scores were obtained, the Credit Score will be the middle of the three. When there is more than one applicant, the Credit Score of the applicant with the higher income will be used. There is only one (1) score for any Loan regardless of the number of borrowers and/or applicants.

Cumulative Realized Losses: With respect to any date of determination, the cumulative amount of Realized Losses since the Cut-off Date, less any amounts in respect of recoveries and applied as principal on a Loan in any month subsequent to the month in which such Loan was designated as a Liquidated Loan.

Current Interest: For any Payment Date and any Class of Notes, the amount of interest accruing at the applicable Note Interest Rate on the related Class Principal Balance during the related Accrual Period.

Custodial Account: The account or accounts created and maintained by the Servicer pursuant to Section 3.02(b) of the Servicing Agreement, in which the Servicer shall deposit or cause to be deposited certain amounts in respect of the Loans.

Appendix A-11

Custodial Agreement: Custodial Agreement between a Custodian and the Indenture Trustee, relating to the custody of the Loans and the related Loan Files.

Custodian: Wells Fargo Bank, National Association.

Cut-off Date: The open of business on July 1, 2005.

Cut-off Date Loan Balance: With respect to any Loan, the unpaid principal balance thereof as of the close of business on the Business Day immediately prior to the Cut-off Date.

Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

Deficient Valuation: With respect to any Loan, a reduction in the scheduled Monthly Payment for such Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, provided, however, that a Deficient Valuation shall not include any reduction that results in the permanent forgiveness of the principal of a Loan.

Deferred Amount: For any Class of Subordinate Notes (other then the Class SB Notes), the Class 2A-1 Notes and the Class G Certificates and any Payment Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

Deleted Loan: A Loan replaced or to be replaced with an Eligible Substitute Loan pursuant to Section 2(d) of the Loan Purchase Agreement.

Delinquency Amount: With respect to any month, the aggregate outstanding balance of all Loans 60 or more days delinquent (including all foreclosures and REOs but excluding Liquidated Loans) as of the close of business on the last day of such month.

Denomination: With respect to each Note, the amount set forth on the face thereof as the “Initial Note Balance of this Note” or the “Initial Notional Amount of this Note” or, if neither of the foregoing, the percentage interest appearing on the face thereof.

Depositor: Credit Suisse First Boston Mortgage Acceptance Corp., or its successor in interest.

Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Issuer. Any successor to the Depository shall be an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Appendix A-12

Determination Date: With respect to any Payment Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day) of the month of the related Payment Date.

Disqualified Organization: Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any “electing large partnership,” as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class 2A-R Certificate by such Person may cause the Trust Estate or any Person having an Ownership Interest in any Class of Certificates (other than such Person) or an interest in any Class of Notes to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class 2A-R Certificate to such Person. The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Draw: With respect to any HELOC, a borrowing by the Mortgagor under the related Loan Agreement.

Draw Period: With respect to each HELOC, the period commencing after the date of origination of such Loan, during which the related Mortgagor is permitted to make Draws on such HELOC.

Due Date: The day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

Eligible Account: With respect to (i) the Collection Account, either (a) a trust account maintained with The Bank of the West or (b) an account or accounts (which may be an account with The Bank of the West) that satisfy the requirements of either (I), (II), (III) or (IV) of clause (ii)(b) below and (ii) the Payment Account, either (a) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or (b) one or more accounts that satisfy the following requirements:

(I) that are maintained with a depository institution or trust company whose short-term unsecured debt obligations (or, in the case of a depository institution or trust company that is the principal subsidiary of a bank holding company, the debt obligations of such holding company) at the time of deposit therein have been rated by each Rating Agency in its highest short-term rating category (provided, that if there at any time shall be a downgrading, withdrawal or suspension of the short-term unsecured debt obligations of such depository institution or trust

Appendix A-13

company, the Servicer or Indenture Trustee, as applicable, shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings);

(II) that are maintained with a depository institution or trust company the long-term unsecured debt obligations of which have been rated Baa3 or higher by Moody’s, AA or higher by Fitch and AA- or higher by Standard & Poor’s (provided, that if there at any time shall be a downgrading, withdrawal or suspension of the long-term unsecured debt obligations of such depository institution or trust company, the Servicer or the Indenture Trustee, as applicable, shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings), and the deposits in which are fully insured by the Federal Deposit Insurance Corporation;

(III) that are segregated trust accounts maintained with the corporate trust department of a depository institution or a trust company, acting in its fiduciary capacity; or

(IV) such other accounts that are acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Servicer and the Indenture Trustee, without reduction or withdrawal of the rating of any Class of Notes.

The depository institution or trust company with which the Eligible Account is maintained shall be organized under the laws of the United States or any state thereof, have a net worth in excess of $100,000,000 and deposits insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and be subject to supervision and examination by federal or state banking authorities. An Eligible Account may bear interest, and may include, if otherwise permitted by this definition, an account maintained with the Indenture Trustee.

Eligible Substitute Loan: A Loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, as confirmed in an Officer’s Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited by the Seller in the Custodial Account in the month of substitution); (ii) comply with each representation and warranty set forth in Annex B to the Loan Purchase Agreement; (iii) have a Mortgage Rate no lower than and not more than 1 % per annum higher than the Mortgage Rate of the Deleted Loan as of the date of substitution; (iv) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Loan; (vi) in the case of a Group 1 Deleted Loan be a REMIC Ineligible Loan or, in the case of a Group 2 Deleted Loan, meet the conditions set forth for treatment as a “qualified mortgage” as set forth in Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Loan to be treated as a "qualified mortgage" notwithstanding its failure to meet the requirements of Section

Appendix A-14

860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9); and (vii) not be 30 days or more delinquent.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the failure to pay the Current Interest on any Note on any Payment Date;

(ii)         the failure by the Issuer on the final maturity date to reduce the Class Principal Balances of any Note then outstanding to zero;

(iii)        there occurs a default in the observance or performance of any negative covenant, covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate, note or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made which has a material adverse effect on Securityholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv)        there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)        there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

Appendix A-15

Event of Liquidation: Following the occurrence of an Event of Default under the Indenture, as evidenced by a written notice provided to the Owner Trustee, the Depositor and the Issuer that all conditions precedent to the sale or other liquidation of the Trust Estate pursuant to Section 5.04 of the Indenture have been satisfied.

Event of Servicer Termination: With respect to the Servicing Agreement, a Servicing Default as defined in Section 7.01 of the Servicing Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Excluded Amount: For any Payment Date for which an Amortization Event is in effect, all Draws made to a Mortgagor under the related HELOC during the related Collection Period. Excluded Amounts will not be transferred to the Trust Estate, and the portion of the aggregate collections in respect of principal and interest for the related Collection Period from the related Mortgagor shall be allocated to an Excluded Amount based on a pro rata allocation between the such Excluded Amount and the Principal Balance of the related HELOC in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

Fannie Mae: Fannie Mae or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Maturity Date: April 2030.

Final Scheduled Payment Date: With respect to the Class 1A-1, Class 1M and Class 1B Notes, the Payment Date occurring in April 2030. With respect to the Class 2A-1, Class 2M and Class 2B-1 Notes, the Payment Date occurring in March 2025.

Foreclosure Profit: With respect to a Liquidated Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds plus Subsequent Recoveries (net of any unpaid related Servicing Fee) exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Loan immediately prior to the final recovery of its Liquidation Proceeds.

Freddie Mac: Freddie Mac or any successor thereto.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of any item of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or

Appendix A-16

otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Gross Margin: With respect to any HELOC, the fixed percentage amount set forth in the related Loan Agreement and the related Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Loan Agreement to determine the new Mortgage Interest Rate for such Loan.

Group 1 Applied Loss Amount: For any Payment Date, the excess of the aggregate Class Principal Balance of the Group 1 Notes over the Aggregate Loan Balance for the Group 1 Loans after giving effect to all Realized Losses incurred with respect to Group 1 Loans during the Collection Period for such Payment Date and payments of principal on such Payment Date.

Group 1 Basis Risk Shortfall: For the Class 1A-1 Notes and the Class 1M-1 Notes and any Payment Date, the sum of:

(1)        the excess, if any, of (A) the related Current Interest for such Class calculated on the basis of LIBOR plus the applicable Note Margin with respect to each such Class of Notes, over (B) Current Interest for such Class calculated on the basis Group 1 Net Funds Cap, for the applicable Payment Date;

(2)        any amounts relating to clause (1) remaining unpaid from prior Payment Dates, and

(3)        interest on the amount in clause (2) calculated on the basis of LIBOR plus the applicable Note Margin with respect to each such Class of Notes, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

For the Class 1M-2 Notes, Class 1M-3 Notes, Class 1M-4 Notes and Class 1B Notes and any Payment Date, the sum of:

(1)        the excess, if any, of (A) the related Current Interest for such Class calculated on the basis of (x) the applicable Note Rate over (B) Current Interest for such Class calculated on the basis Group 1 Net Funds Cap, for the applicable Payment Date;

(2)        any amounts relating to clause (1) remaining unpaid from prior Payment Dates, and

(3)        interest on the amount in clause (2) calculated on the basis of the applicable Note Rate.

Group 1 Interest Remittance Amount: With respect to any Payment Date, the sum of the following:

(i)         all interest collected (other than Payaheads) in respect of Scheduled Payments on the Group 1 Loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection

Appendix A-17

Period and the interest portion of all prepayments received on the loans during the related Prepayment Period, less the Servicing Fee and the Trustee Fee with respect to such Loans,

(ii)         the portion of any Substitution Amount or purchase price paid with respect to such Group 1 Loans during the related Collection Period allocable to interest and the interest portion of the Group 1 Termination Price paid in connection with any Group 1 Optional Termination; and

(iii)        all Net Liquidation Proceeds and Subsequent Recoveries (net of any unpaid related Servicing Fees) collected with respect to the Group 1 Loans during the related Collection Period, in each case to the extent allocable to interest.

Group 1 Loans: The Loans designated on the Loan Schedule attached as Exhibit A-1 to the Servicing Agreement and Exhibit A-1 to the Loan Purchase Agreement. The Group 1 Loans relate to the Group 1 Notes.

Group 1 Monthly Excess Cashflow: For any Payment Date, an amount equal to the portion of the Group 1 Remittance Amount, if any, remaining after the payments of interest and principal under Sections 3.05(b)(A), (c)(A) and (d)(A) of the Indenture.

Group 1 Net Funds Cap: For any Payment Date and any Class of Group 1 Notes, the annual rate equal to a fraction, expressed as a percentage, obtained by dividing (1) the amount of interest which accrued on the Group 1 Loans during the immediately preceding Collection Period minus the sum of (a) the Servicing Fee on the Group 1 Loans paid to the Servicer in respect of the immediately preceding Collection Period and (b) the Trustee Fee on the Group 1 Loans paid in respect of such Payment Date by (2) the product of (a) the Aggregate Loan Balance of the Group 1 Loans as of the immediately preceding Payment Date and (b) with respect to the Class 1A-1 Notes and the Class 1M-1 Notes, the actual number of days in the related Accrual Period divided by 360 or with respect to the Class 1M-2 Notes, Class 1M-3 Notes, Class 1M-4 Notes and Class 1B Notes, 1/12.

Group 1 Notes: The Class 1A-1 Notes, Class 1M Notes and Class 1B Notes.

Group 1 Optional Termination: The right of the Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable, to purchase the Group 1 Loans pursuant to Section 10.18 of the Indenture on a Payment Date on or after which the Aggregate Loan Balance of the Group 1 Loans (after applying payments received in the related Collection Period) as of such Payment Date is less than ten percent of the Aggregate Loan Balance of the Group 1 Loans as of the Cut-off Date.

Group 1 Optional Termination Date: The Payment Date on which the Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable, exercise a Group 1 Optional Termination.

Group 1 Overcollateralization Amount: For any Payment Date the amount, if any, by which (x) the Aggregate Loan Balance of the Group 1 Loans for such Payment Date

Appendix A-18

exceeds (y) the aggregate Class Principal Balance of all of the Group 1 Notes after giving effect to payments on such Payment Date.

Group 1 Overcollateralization Deficiency: For any Payment Date the amount, if any, by which (x) the Group 1 Targeted Overcollateralization Amount for such Payment Date exceeds (y) the Group 1 Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the aggregate Class Principal Balance of the Group 1 Notes resulting from the payment of the Group 1 Principal Payment Amount on such Payment Date, but prior to allocation of any Group 1 Applied Loss Amount on such Payment Date.

Group 1 Overcollateralization Release Amount: For any Payment Date the lesser of (x) the Group 1 Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (1) the Group 1 Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Group 1 Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Group 1 Notes, exceeds (2) the Group 1 Targeted Overcollateralization Amount for such date.

Group 1 Principal Payment Amount: For any Payment Date will be equal to the Group 1 Principal Remittance Amount for such date plus Realized Losses incurred on the Group 1 Loans to the extent covered by Group 1 Monthly Excess Cash Flow during the related Collection Period pursuant to Section 3.05(e)(A)(i) of the Indenture, minus the Group 1 Overcollateralization Release Amount, if any, for such date.

Group 1 Principal Remittance Amount: For any Payment Date will be equal to the sum of (1) all Principal collected (other than Payaheads) in respect of Scheduled Payments on the Group 1 Loans during the related Collection Period (less amounts due to the Servicer and the Indenture Trustee with respect to the Group 1 Loans, to the extent allocable to Principal) and the Principal portion of Payaheads on the Group 1 Loans previously received and intended for application in the related Collection Period, (2) all Principal Prepayments on the Group 1 Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Group 1 Loan that was repurchased by the Seller or the Servicer during the related Collection Period and the principal portion of the Termination Price paid in connection with any Group 1 Optional Termination, (4) the portion of any Substitution Amount paid with respect to any replaced Group 1 Loans during the related Collection Period allocable to Principal and (5) all Net Liquidation Proceeds and Subsequent Recoveries on the Group 1 Loans (net of any unpaid related Servicing Fees) collected with respect to the Group 1 Loans during the related Collection Period, in each case to the extent allocable to principal.

Group 1 Remittance Amount: The sum of the Group 1 Interest Remittance Amount and the Group 1 Principal Remittance Amount.

Group 1 Senior Enhancement Percentage: For any Payment Date the fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balance of the Class 1M and Class 1B Notes and the Group 1 Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to

Appendix A-19

payments on such Payment Date, and the denominator of which is the Aggregate Loan Balance of the Group 1 Loans for such Payment Date.

Group 1 Senior Principal Payment Amount: For any Payment Date on or after the Group 1 Stepdown Date and for which a Trigger Event is not in effect, the amount, if any, by which (x) the Principal Balance of the Class 1A-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 36.00% and (ii) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for the Group 1 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 1.

Group 1 Stepdown Date: For any Payment Date, the later to occur of (x) the Payment Date occurring in August 2008 and (y) the first Payment Date on which the Group 1 Senior Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the Loans, but prior to any payment of the Group 1 Principal Payment Amount to the Group 1 Notes then entitled to payments of principal on that Payment Date, is greater than or equal to 64.00%.

Group 1 Targeted Overcollateralization Amount: For any Payment Date prior to the Group 1 Stepdown Date, 3.45% of the Maximum Pool Amount for Loan Group 1. With respect to any Payment Date on or after the Group 1 Stepdown Date, the greater of (a) 6.90% of the Aggregate Loan Balance for the Group 1 Loans for such Payment Date and (b) 0.50% of the Maximum Pool Amount for Loan Group 1. With respect to any Payment Date on or after the Group 1 Stepdown Date with respect to which a Group 1 Trigger Event is in effect and is continuing, the Group 1 Targeted Overcollateralization Amount for the Payment Date immediately preceding such Payment Date.

Group 1 Termination Price: With respect to the exercise of the Group 1 Optional Termination by the Holders of a majority of the Class CE-2 Certificates pursuant to Section 10.18(a) of the Indenture, an amount equal to the greater of (i) the sum of the Aggregate Loan Balance of the Group 1 Loans as of the end of the related Collection Period and accrued and unpaid interest thereon at the weighted average of the Net Loan Rates of the Group 1 Loans through the day preceding the Payment Date on which such purchase occurs and (ii) the sum of (a) the aggregate Class Principal Balance of each Class of Group 1 Notes immediately prior to the Payment Date on which such purchase occurs, (b) the aggregate of any Group 1 Applied Loss Amounts remaining unpaid immediately prior to the Payment Date on which such purchase occurs, (c) the aggregate of the Current Interest on the Group 1 Notes for the Payment Date on which such purchase occurs, and (d) the aggregate of any Carryforward Interest on the Group 1 Notes for the Payment Date on which such purchase occurs.

With respect to the exercise of the Group 1 Optional Termination by the Servicer pursuant to Section 10.18(b) of the Indenture, an amount equal to the lesser of (a) the sum of the Aggregate Loan Balance of the Group 1 Loans as of the end of the related Collection Period and accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates of the Group 1 Loans through the day preceding the Payment Date on which such purchase occurs and (b) the fair market value of all remaining assets of the portion of the Trust Estate relating to the Group 1 Loans as of the Payment Date on which such purchase occurs.

Appendix A-20

Group 1 Trigger Event: With respect to any Payment Date, a Group 1 Trigger Event will be in effect if either (i) the Rolling Three Month Delinquency Average equals or exceeds 14.00% of the Group 1 Senior Enhancement Percentage as of such Payment Date or (ii) the Cumulative Realized Losses on the Group 1 Loans exceed the percentage of the initial Aggregate Loan Balance of the Group 1 Loans for such Payment Date as specified below:

Payment Date	Percentage of Initial Aggregate Loan Balance of the Group 1 Loans
August 2005- July 2008	N/A
August 2008- July 2009	6.75%
August 2009- July 2010	7.25%
August 2010- July 2011	9.50%
August 2011- July 2012	11.50%
August 2012 and thereafter	12.00%

Group 2 Applied Loss Amount: For any Payment Date, the excess of the aggregate Class Principal Balance of the Group 2 Notes over the Aggregate Loan Balance for the Group 2 Loans after giving effect to all Realized Losses incurred with respect to Group 2 Loans during the Collection Period for such Payment Date and payments of principal on such Payment Date.

Group 2 Basis Risk Shortfall: For each Class of Group 2 Notes and any Payment Date, the sum of:

(1)        the excess, if any, of (A) the related Current Interest for such Class calculated on the basis of the lesser of (x) LIBOR plus the applicable Note Margin with respect to each such Class of Notes and (y) the Maximum Interest Rate, over (B) Current Interest for such Class calculated on the basis Group 2 Net Funds Cap, for the applicable Payment Date;

(2)        any amounts relating to clause (1) remaining unpaid from prior Payment Dates, and

(3)        interest on the amount in clause (2) calculated on the basis of the lesser of (x) LIBOR plus the applicable Note Margin with respect to each such Class of Notes and (y) the Group 2 Maximum Interest Rate, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

Group 2 Interest Remittance Amount: With respect to any Payment Date, the sum of the following:

(i)         all interest collected (other than Payaheads and any interest collections allocated to the Reimbursable Excluded Amount) in respect of Scheduled Payments on

Appendix A-21

the Group 2 Loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the loans during the related Prepayment Period, less the Servicing Fee and the Trustee Fee with respect to such Loans,

(ii)         the portion of any Substitution Amount or purchase price paid with respect to such Group 2 Loans during the related Collection Period allocable to interest and the interest portion of the Group 1 Termination Price paid in connection with any Group 2 Optional Termination;

(iii)        all Net Liquidation Proceeds and Subsequent Recoveries (net of any unpaid related Servicing Fees) collected with respect to the Group 2 Loans during the related Collection Period, in each case to the extent allocable to interest; and

(iv) and the Interest Reserve Payment Amount for such Payment Date, if any.

Group 2 Loans: The Loans designated on the Loan Schedule attached as Exhibit A-2 to the Servicing Agreement and Exhibit A-2 to the Loan Purchase Agreement. The Group 2 Loans relate to the Group 2 Notes.

Group 2 Maximum Interest Rate: With respect to any Payment Date, an amount equal to the weighted average of the Mortgage Interest Rates of the Group 2 Loans as of the last day of the Collection Period immediately preceding such Payment Date less the sum of the Servicing Fee Rate and the Trustee Fee Rate on the Group 2 Loans multiplied by 30 divided by the actual number of days in the related Accrual Period.

Group 2 Monthly Excess Cashflow: For any Payment Date, an amount equal to the portion of the Group 2 Remittance Amount, if any, remaining after the payments of interest and principal under Sections 3.05(b)(B), (c)(B) and (d)(B) of the Indenture.

Group 2 Net Funds Cap: For any Payment Date and any Class of Group 2 Notes the annual rate equal to the sum of (i) a fraction, expressed as a percentage, obtained by dividing (1) the amount of interest which accrued on the Group 2 Loans during the immediately preceding Collection Period minus the sum of (a) the Servicing Fee on the Group 2 Loans paid to the Servicer in respect of the immediately preceding Collection Period and(b) the Trustee Fee on the Group 2 Loans paid in respect of such Payment Date by (2) the product of (a) the Aggregate Loan Balance of the Group 2 Loans as of the immediately preceding Payment Date and (b) with respect to any Class of Group 2 Notes other than the Class SB Notes, the actual number of days in the related Accrual Period divided by 360 and (ii) the product of 0.1017% and a fraction the numerator of which is equal to the actual number of days in the related Accrual Period for the Group 2 Notes (other than the Class SB Notes) and the denominator of which s equal to 30.

Group 2 Notes: The Class 2A-1 Notes, Class 2M Notes, Class 2B-1 Notes and the Class SB Notes.

Group 2 Optional Termination: The right of the Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable, to purchase the Group 2 Loans pursuant to

Appendix A-22

Section 10.18 of the Indenture on a Payment Date on or after which the Aggregate Loan Balance of the Group 2 Loans (after applying payments received in the related Collection Period) as of such Payment Date is less than ten percent of the Aggregate Loan Balance of the Group 2 Loans as of the Cut-off Date.

Group 2 Optional Termination Date: The Payment Date on which the Holders of a majority of the Class CE-2 Certificates or the Servicer, as applicable, exercise a Group 2 Optional Termination.

Group 2 Overcollateralization Amount: For any Payment Date the amount, if any, by which (x) the Aggregate Loan Balance of the Group 2 Loans for such Payment Date exceeds (y) the aggregate Class Principal Balance of all of the Group 2 Notes plus the Additional Balance Advance Amount after giving effect to payments on such Payment Date.

Group 2 Overcollateralization Deficiency: For any Payment Date the amount, if any, by which (x) the Group 2 Targeted Overcollateralization Amount for such Payment Date exceeds (y) the Group 2 Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the aggregate Class Principal Balance of the Group 2 Notes and the Additional Balance Advance Amount resulting from the payment of the Group 2 Principal Payment Amount or Group 2 Principal Collections, as applicable, on such Payment Date, but prior to allocation of any Group 2 Applied Loss Amount on such Payment Date.

Group 2 Overcollateralization Release Amount: For any Payment Date the lesser of (x) the Group 2 Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (1) the Group 2 Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Group 2 Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Group 2 Notes plus the Additional Balance Advance Amount, exceeds (2) the Group 2 Targeted Overcollateralization Amount for such date.

Appendix A-23

Group 2 Principal Collections: For any Payment Date will be equal to the sum of (1) all Principal collected (other than Payaheads and any principal collections allocated to the Reimbursable Excluded Amount) in respect of Scheduled Payments on the Group 2 Loans during the related Collection Period (less amounts due to the Servicer and the Indenture Trustee with respect to the Group 2 Loans, to the extent allocable to Principal) and the Principal portion of Payaheads on the Group 2 Loans previously received and intended for application in the related Collection Period, (2) all Principal Prepayments on the Group 2 Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Group 2 Loan that was repurchased by the Seller or the Servicer during the related Collection Period and the principal portion of the Termination Price paid in connection with any Group 2 Optional Termination, (4) the portion of any Substitution Amount paid with respect to any replaced Group 2 Loans during the related Collection Period allocable to Principal and (5) all Net Liquidation Proceeds and Subsequent Recoveries on the Group 2 Loans (net of any unpaid related Servicing Fees) collected with respect to the Group 2 Loans during the related Collection Period, in each case to the extent allocable to principal.

Group 2 Principal Payment Amount: For any Payment Date will be equal to the Group 2 Principal Remittance Amount for such date minus the Group 2 Overcollateralization Release Amount, if any, for such date.

Group 2 Principal Remittance Amount: For any Payment Date will be equal to the excess, if any, of Group 2 Principal Collections for such Payment Date plus Realized Losses to the extent covered by Group 2 Monthly Excess Cash Flow incurred on the Group 2 Loans during the related Collection Period pursuant to Section 3.05(e)(B)(i) of the Indenture, over the sum of aggregate amount of Additional Balances created during the related Collection Period and conveyed to the Issuer and the amounts distributed to the Certificate Paying Agent in respect of the Additional Balance Advance Amount pursuant to Section 3.05(a) of the Indenture.

Group 2 Remittance Amount: The sum of the Group 2 Interest Remittance Amount and the Group 2 Principal Remittance Amount.

Group 2 Senior Enhancement Percentage: For any Payment Date the fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balance of the Class 2M and Class 2B-1 Notes and the Group 2 Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Payment Date, and the denominator of which is the Aggregate Loan Balance of the Group 2 Loans for such Payment Date.

Group 2 Senior Principal Payment Amount: For any Payment Date that is on or after the Group 2 Stepdown Date, the amount, if any, by which (x) the Principal Balance of the Class 2A-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 52.78% and (ii) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for the Group 2 Loans for such Payment Date exceeds (ii) 0.50% of the Maximum Pool Amount for Loan Group 2.

Appendix A-24

Group 2 Stepdown Date: For any Payment Date, the later to occur of (x) the Payment Date occurring in August 2008 and (y) the first Payment Date on which the Group 2 Senior Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the Loans, but prior to any payment of the Group 2 Principal Payment Amount to the Group 2 Notes then entitled to payments of principal on that Payment Date, is greater than or equal to 47.22%.

Group 2 Targeted Overcollateralization Amount: For any Payment Date prior to the Group 1 Stepdown Date, the sum of (i) 3.10% of the Maximum Pool Amount for Loan Group 2 and (ii) the product 47.22% and the Additional Balance Advance Amount for that Payment Date. With respect to any Payment Date on or after the Group 2 Stepdown Date, the greater of (a) the sum of (i) 6.20% of the Aggregate Loan Balance for the Group 2 Loans for such Payment Date and (ii) the product of 47.22% and the Additional Balance Advance Amount for the Payment Date and (b) 0.50% of the Maximum Pool Amount for Loan Group 2. With respect to any Payment Date on or after the Group 2 Stepdown Date with respect to which a Group 2 Trigger Event is in effect and is continuing, the Group 2 Targeted Overcollateralization Amount for the Payment Date immediately preceding such Payment Date.

Group 2 Termination Price: With respect to the exercise of the Group 2 Optional Termination by the Holders of a majority of the Class CE-2 Certificates pursuant to Section 10.18(a) of the Indenture, an amount equal to the greater of (i) the sum of the Aggregate Loan Balance of the Group 2 Loans as of the end of the related Collection Period and accrued and unpaid interest thereon at the weighted average of the Net Loan Rates of the Group 2 Loans through the day preceding the Payment Date on which such purchase occurs and (ii) the sum of (a) the aggregate Class Principal Balance of each Class of Group 2 Notes immediately prior to the Payment Date on which such purchase occurs, (b) the aggregate of any Group 2 Applied Loss Amounts remaining unpaid immediately prior to the Payment Date on which such purchase occurs, (c) the aggregate of the Current Interest on the Group 2 Notes for the Payment Date on which such purchase occurs, (d) the aggregate of any Carryforward Interest on the Group 2 Notes for the Payment Date on which such purchase occurs and (e) the Additional Balance Advance Amount plus the Additional Balance Advance Interest Distribution Amount.

With respect to the exercise of the Group 2 Optional Termination by the Servicer pursuant to Section 10.18(b) of the Indenture, an amount equal to the lesser of (a) the sum of the Aggregate Loan Balance of the Group 2 Loans as of the end of the related Collection Period and accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates of the Group 2 Loans through the day preceding the Payment Date on which such purchase occurs and (b) the fair market value of all remaining assets of the portion of the Trust Estate relating to the Group 2 Loans as of the Payment Date on which such purchase occurs.

Appendix A-25

Group 2 Trigger Event: With respect to any Payment Date, a Group 2 Trigger Event will be in effect if either (i) the Rolling Three Month Delinquency Average equals or exceeds 10.00% of the Group 2 Senior Enhancement Percentage as of such Payment Date or (ii) the Cumulative Realized Losses on the Group 2 Loans exceed the percentage of the initial Aggregate Loan Balance of the Group 2 Loans for such Payment Date as specified below:

Payment Date	Percentage of Initial Aggregate Loan Balance of Group 2 Loans
August 2005- July 2008	N/A
August 2008- July 2009	2.25%
August 2009- July 2010	2.75%
August 2010- July 2011	3.50%
August 2011- July 2012	4.25%
August 2012 and thereafter	4.50%

HELOC: An individual adjustable rate, residential home equity revolving line of credit secured by a first or second deed of trust or mortgage, including any Additional Balances with respect thereto, each HELOC sold and subject to this Agreement being identified on the Loan Schedule and being identified as a HELOC.

Holder: Any of the Noteholders or Certificateholders.

HUD: The United States Department of Housing and Urban Development and any successor thereto.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indenture: The indenture dated as of the Closing Date between the Issuer, as issuer, and the Indenture Trustee, as indenture trustee.

Indenture Trustee: U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Issuer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Issuer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Appendix A-26

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Index: With respect to any HELOC, the index identified on the Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Initial Class G certificate Balance: $0.00.

Initial Class 2A-R Certificate Balance: $100.00.

Initial Note Balance: With respect to the (i) Class 1A-1 Notes, $138,170,000, (ii) the Class 2A-1 Notes, $62,090,000, (iii) the Class 1M-1 Notes, $22,500,000, (iv) the Class 1M-2 Notes, $13,430,000, (v) the Class 1M-3 Notes $10,420,000, (vi) the Class 1M-4 Notes, $1,950,000, (vii) the Class 1B-1 Notes, $4,770,000, (viii) Class 1B-2 Notes, $2,535,022, (ix) the Class 2M-1 Notes, $6,570,000, (x) the Class 2M-2 Notes, $4,450,000, (xi) the Class 2M-3 Notes, $3,420,000, (xii) the Class 2M-4 Notes $866,000, (xiii) the Class 2B-1 Notes, $835,842 and (xiv) the Class SB Notes, $472,124.39.

Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which a Responsible Officer of the Indenture Trustee shall have received notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Loan which are required to be remitted to the Servicer, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged

Appendix A-27

Property, (iii) released to the Mortgagor in accordance with the Servicer’s normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Loan.

Interest Reserve Payment Amount: With respect to any Payment Date, an amount equal to the lesser of (i) interest on the Aggregate Loan Balance of the Group 2 Loans as of the first day of the month preceding the month of the related payment date at a rate equal to 0.1017%, calculated on the basis of a 30-day month and a 360 day year and (ii) the amount on deposit in the Interest Reserve Fund with respect to such Payment Date.

Interest Reserve Fund: The account established by the Indenture Trustee pursuant to Section 9 of the Loan Purchase Agreement. Amounts deposited in the Interest Reserve Fund will be withdrawn in accordance with Section 9 of the Loan Purchase Agreement by the Indenture Trustee and will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture. The Interest Reserve Fund will not be an asset of any REMIC. Ownership of the Interest Reserve Fund is evidenced by the Class SB Notes.

Issuer, Owner Trust or Trust: The Irwin Whole Loan Home Equity Trust 2005-C, a Delaware statutory trust, or its successor in interest, created by the Certificate of Trust.

Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

LIBOR: On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Indenture Trustee and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR Rate Adjustment Date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer, the rate will be the Reference Bank Rate.

The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate applicable to the Class 1A-1, Class 2A-1, Class 1M-1, Class 2M and Class 2B-1 Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England or New York, New York are required or authorized by law to be closed.

LIBOR Rate Adjustment Date: With respect to the first Payment Date, the second LIBOR Business Day preceding the Closing Date, and thereafter, the second LIBOR Business Day preceding each Accrual Period.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other),

Appendix A-28

preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

Liquidated Loan: With respect to any Payment Date, any Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the Loan and any related REO have been recovered. In addition, the Servicer will treat any Loan that is 180 days or more delinquent as a Liquidated Loan.

Liquidation Expenses: All out-of-pocket expenses (exclusive of overhead) incurred by or on behalf of the Servicer in connection with the liquidation of any Loan and not recovered under any insurance policy, including legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to cure defaults on any mortgage loan which is senior to such Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Loan) respecting such Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

Liquidation Proceeds: Amounts received in connection with the partial or complete liquidation of a defaulted Loan, whether through the sale or assignment of such Loan, trustee’s sale, foreclosure sale or otherwise.

Loan: An individual mortgage loan (including any HELOC) which is sold and assigned to the Depositor identified on the Loan Schedule, which Loan Schedule includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, Additional Balances, any escrow accounts related to the Loan, and all other rights, benefits, proceeds and obligations arising from or in connection with such Loan, excluding replaced or repurchased mortgage loans.

Loan Agreement: With respect to any HELOC, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

Loan File: With respect to each Loan, the documents indicated on Exhibit C to the Loan Purchase Agreement.

Loan Group: Loan Group 1 or Loan Group 2, as applicable.

Loan Group 1: The Loans designated on the Loan Schedule attached as Exhibit A-1 to the Servicing Agreement and Exhibit A-1 to the Loan Purchase Agreement.

Appendix A-29

Loan Group 2: The Loans designated on the Loan Schedule attached as Exhibit A-2 to the Servicing Agreement and Exhibit A-2 to the Loan Purchase Agreement.

Loan Purchase Agreement: The loan purchase agreement dated the Closing Date among the Seller, as assignor, the Depositor, as assignee, the Indenture Trustee and the Issuer.

Loan Schedule: The schedules of Loans transferred to the Issuer, copies of which shall be attached as Exhibits A-1 and A-2 to the Servicing Agreement and as Exhibits A-1 and A-2 to the Loan Purchase Agreement, which schedule shall be amended or supplemented to include Subsequent Loans as they are transferred to the Issuer and which sets forth as to each Loan, among other things:

(i)	the Loan identifying number (“LOAN #”);

(ii)	the street address of the Mortgaged Property including state, city and zip code (“ADDRESS”);

(iii)	the maturity of the Mortgage Note (“MATURITY DATE”);

(iv)	the Mortgage Interest Rate (“CUR RATE”);

(v)	the Principal Balance at origination (“ORG AMT”);

(vi)	the type of property securing the Mortgage Note (“PROPERTY TYPE”);

(vii)	the Appraised Value (“APPRSL”);

(viii)	the initial scheduled monthly payment of principal, if any, and interest (“ORIGINAL P & I”);

(ix)	the Cut-off Date Loan Balance (“CUT-OFF BAL”);

(x)	the Combined Loan-to-Value Ratio at origination (“Combined Loan-to-Value Ratio”);

(xi)	the date of the Mortgage Note (“NOTE DATE”);

(xii)	the original term to maturity of the Loan (“ORIGINAL TERM”);

(xiii)	under the column “OCCP CODE,” a code indicating whether the Loan is secured by a non-owner occupied residence;

(xiv)	the Principal Balance of any Loan senior thereto (“SR BAL”);

(xv)	the Credit Score (“CR SCORE”);

Appendix A-30

(xvi)	the debt to income ratio (“DTI”);

(xvii)	product code (“PRODUCT CODE”);

(xviii)	loan purpose (“PURPOSE”);

(xix)	the lien position of the related Mortgage (“LIEN”);

(xx)

with respect to each Loan that is not a HELOC, the amount of the Monthly Payment as of the Cut-off Date and with respect to each HELOC, the amount of the Minimum Monthly Payment as of the Cut off Date;

(xxi)	a code indicating whether the Loan is a HELOC; and

(xxii)	with respect to each HELOC, the Credit Limit;

(xxiii)	with respect to each HELOC, the Draw Period;

(xxiv)	with respect to each HELOC, the amortization period;

(xxv)	with respect to each HELOC, the first Adjustment Date and the Adjustment Date frequency;

(xxvi)	with respect to each HELOC, the Index;

(xxvii)	with respect to each HELOC, the Gross Margin;

(xxviii)	with respect to each HELOC, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(xxix)	with respect to each HELOC, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(xxx)	with respect to each HELOC, the first Adjustment Date immediately following the related Cut-off Date;

(xxxi)	with respect to each HELOC, the Index; and

(xxxii)	with respect to each HELOC, the termination fees.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

Loan-to-Value Ratio or LTV: With respect to any Loan, the ratio of the original outstanding principal amount of the Loan or with respect to any HELOC, the related Credit

Appendix A-31

Limit, and, with respect to any junior lien Loan, the outstanding principal amount of any related Senior Lien as of the date of origination of such mortgage loan, to (i) the Appraised Value of the related Mortgaged Property at origination with respect to a Refinanced Loan, and (ii) the lesser of the Appraised Value of the related Mortgaged Property at origination or the purchase price of the related Mortgaged Property with respect to all other Loans.

Lost Note Affidavit: With respect to any Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

Marker Rate: With respect to any Payment Date and Loan Group 2, the product of (a) the Net WAC Rate for that Loan Group applicable for payments to be made on that Payment Date and (b) a fraction whose numerator is the principal balance of the Class LT2 REMIC I Regular Interest and whose denominator is the sum of the principal balances of the Class LT2 and Class LT3 REMIC I Regular Interests, where principal balances are calculated taking account of distributions made on the prior Payment Date.

Maximum Mortgage Interest Rate: With respect to each HELOC, a rate that is set forth on the related Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such HELOC may be increased on any Adjustment Date.

Maximum Pool Amount: With respect to Loan Group 1, $194,748,765.78. With respect to Loan Group 2, $78,704,066.39.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Loans registered with MERS on the MERS® System.

Minimum Monthly Payment: With respect to any HELOC and any month, the minimum monthly payment required to be paid by the related Mortgagor in that month pursuant to the terms of the related Loan Agreement.

Minimum Mortgage Interest Rate: With respect to each HELOC, a rate that is set forth on the related Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Loan may be decreased on any Adjustment Date.

MOM Loan: Any Loan for which MERS acts as the mortgagee of such Loan, solely as nominee for the originator of such Loan and its successors and assigns, at the origination thereof.

Appendix A-32

Monthly Payment: With respect to any Loan that is not a HELOC and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto and with respect to any HELOC, the Minimum Monthly Payment (in each case, after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first or junior lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or junior lien upon a leasehold estate of the Mortgagor.

Mortgage Interest Rate: The annual rate at which interest accrues on any Loan in accordance with the provisions of the related Mortgage Note.

Mortgage Note: With respect to a Loan, the mortgage note Loan Agreement or other evidence of the indebtedness pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a fee simple parcel of real estate or leasehold estate, the term of which is equal to or longer than the term of the related Mortgage Note.

Mortgagor: The obligor or obligors under a Mortgage Note.

National Housing Act: The National Housing Act of 1934, as amended.

Net Liquidation Proceeds: With respect to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses and unpaid Servicing Fees related thereto.

Net Loan Rate: With respect to any Loan and any day, the related Mortgage Interest Rate less the sum of the related Servicing Fee Rate and the Trustee Fee Rate.

Non-United States Person: Any Person other than a United States Person.

Note Balance: With respect to any Note and any date of determination, the product of (i) the Percentage Interest of such Note and (ii) the Class Principal Balance for such Class of Notes.

Note Interest Rate: For each Class 1A-1 Notes and Class 1M-1 Notes and any Payment Date, a rate per annum equal to the least of (i) LIBOR plus the related Note Margin for such Payment Date and (ii) the Group 1 Net Funds Cap for such Payment Date.

Appendix A-33

For each Class of Group 2 Notes, other than the Class SB Notes, and any Payment Date, a rate per annum equal to the least of (i) LIBOR plus the related Note Margin for such Payment Date; (ii) the Group 2 Net Funds Cap for such Payment Date and (iii) the Group 2 Maximum Interest Rate for such Payment Date.

For the Class 1M-2 Notes and any Payment Date, a rate per annum equal to the lesser of (i) for any Payment Date on or prior to the first possible Group 1 Optional Termination Date, 5.75% and for any Payment Date thereafter, 6.25% and (ii) the Group 1 Net Funds Cap for such Payment Date.

For the Class 1M-3 Notes and any Payment Date, a rate per annum equal to the lesser of (i) for any Payment Date on or prior to the first possible Group 1 Optional Termination Date, 6.15% and for any Payment Date thereafter, 6.65% and (ii) the Group 1 Net Funds Cap for such Payment Date.

For the Class 1M-4 Notes and any Payment Date, a rate per annum equal to the lesser of (i) for any Payment Date on or prior to the first possible Group 1 Optional Termination Date, 6.75% and for any Payment Date thereafter, 7.25% and (ii) the Group 1 Net Funds Cap for such Payment Date.

For the Class 1B-1 Notes and any Payment Date, a rate per annum equal to the lesser of (i) for any Payment Date on or prior to the first possible Group 1 Optional Termination Date, 7.00% and for any Payment Date thereafter, 7.50% and (ii) the Group 1 Net Funds Cap for such Payment Date.

For the Class 1B-2 Notes and any Payment Date, a rate per annum equal to the lesser of (i) for any Payment Date on or prior to the first possible Group 1 Optional Termination Date, 7.00% and for any Payment Date thereafter, 7.50% and (ii) the Group 1 Net Funds Cap for such Payment Date.

With respect to the Class SB Notes or the Class SB-IO REMIC II Regular Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (iii) below, and the denominator of which is the aggregate principal balance of the REMIC I Regular Interests relating to the Loan Group 2 mortgage loans. For purposes of calculating the Note Interest Rate for the Class SB Notes, the numerator is equal to the sum of the following components:

(i)         the REMIC I Remittance Rate for Class LT1 REMIC I Regular Interest minus the Marker Rate, applied to a notional amount equal to the Class Principal Balance of the Class LT1 REMIC II Regular Interest;

(ii)         the REMIC I Remittance Rate for the Class LT2 REMIC I Regular Interest minus the Marker Rate, applied to a notional amount equal to the Class Principal Balance of Class LT2 REMIC I Regular Interest; and

Appendix A-34

(iii)        the REMIC I Remittance Rate for the Class LT4 REMIC I Regular Interest minus twice the Marker Rate, applied to a notional amount equal to the Class Principal Balance of Class LT4 REMIC I Regular Interest.

Note Margin:

Class	Note Margin
	On or prior to the date upon which the related Optional Termination can occur	After the date upon which the related Optional Termination can occur
1A-1	0.260%	0.520%
2A-1	0.250%	0.500%
1M-1	0.570%	0.855%
2M-1	0.570%	0.855%
2M-2	0.700%	1.050%
2M-3	1.500%	2.000%
2M-4	2.100%	2.600%
2B-1	3.000%	3.500%

Note Owner: The Beneficial Owner of a Note.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Note Registrar: The Indenture Trustee, in its capacity as Note Registrar.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Appendix A-35

Notes: The Class A, Class M, Class B Notes and Class SB Notes issued and outstanding at any time pursuant to the Indenture.

Officer’s Certificate: With respect to the Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer or the Servicer.

Opinion of Counsel: A written opinion of counsel. Any Opinion of Counsel for the Servicer may be provided by in-house counsel for the Servicer if reasonably acceptable to the Indenture Trustee and the Rating Agencies or the Depositor, as the case may be.

Originator: Irwin Union Bank and Trust Company, a bank organized and existing under the laws of the State of Indiana, and its successors and assigns.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(i)         Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

(ii)         Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser.

Outstanding Loan: As to any Payment Date, a Loan which was not (i) the subject of a Principal Prepayment in full during any preceding Collection Period, (ii) purchased, deleted or substituted for during any preceding Collection Period pursuant to the Servicing Agreement or (iii) a Liquidated Loan during any preceding Collection Period as of such Payment Date.

Owner Trustee: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee of the Trust, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Owner Trust Estate: The meaning specified in Section 3.01 of the Trust Agreement.

Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Certificateholder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Payahead: Any Scheduled Payment directed by the related mortgagor in writing to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Appendix A-36

Paying Agent: With respect to the Indenture, any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

Payment Account: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. Amounts deposited in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.

Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

Percentage Interest: With respect to any Note, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Note by the aggregate of the Denominations of all Notes of the same Class.

Permitted Investments: One or more of the following:

(i)         obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)         repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)        federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

Appendix A-37

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)        a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Securities by such Rating Agency below the lower of the then-current rating or the rating assigned to such Securities as of the Closing Date by such Rating Agency, as evidenced in writing, provided that if the Servicer or any other Person controlled by the Servicer is the issuer or the obligor of any obligation or security described in this clause (vi) such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Loans;

provided, however, that no instrument shall be a Permitted Investment if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, or (3) an obligation of the Seller or Depositor. References herein to the highest rating available on unsecured long-term debt shall mean AAA (or the equivalent in the case of Moody’s), and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 (or the equivalent in the case of Moody’s).

Permitted Liens: Liens for (i) real estate taxes and special assessments not yet delinquent (provided, that property taxes may be delinquent up to one year); (ii) as to the Loans identified as junior Loans on the data tapes provided by the Servicer to, among others, the Seller, any senior mortgage loans secured by such Mortgaged Property; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; (iv) liens prior to the related first mortgage, if verified as paid, and liens and judgments of $5,000 or less, including sewer or maintenance liens, mechanics’ liens or UCC filings that have been included in the first mortgage balance for the purpose of calculating Combined Loan-to-Value Ratio for any related Loan; and other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the related Mortgage Documents; provided, however, that Permitted Liens discovered after final approval is given on a Loan application that are less than 1.0% of the Appraised Value or less than 10% of the original Principal Balance of the Loan, whichever is less, do not have to be included in the first mortgage balance for the purpose of calculating Combined Loan-to-Value Ratio for any related Loan

Permitted Transferee: Any Transferee of a Class 2A-R Certificate, other than a Disqualified Organization or Non-United States Person.

Appendix A-38

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization of any type (whether or not a legal entity).

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code, as described in Section 3.05 of the Trust Agreement.

Plan Assets: The meaning specified in Section 2510.3-101 of the Department of Labor Regulations.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Prepayment Assumption: 100% PPC.

Prepayment Penalty: With respect to each Loan, the penalty if the Mortgagor prepays such Loan as provided in the related Mortgage Note or Mortgage.

Prepayment Period: For any Payment Date, the calendar month preceding that Payment Date.

Principal Balance: For any Outstanding Loan as of any Determination Date, its outstanding principal balance as of the Cut-off Date plus with respect to any HELOC, any Additional Balances in respect of such HELOC, reduced by the principal received on or before the Due Date in the Collection Period immediately preceding such Determination Date. For any Liquidated Loan, $0.

Principal Prepayment: Any full or partial payment of principal on a Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, Moody’s, Fitch or Standard & Poor’s. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Issuer, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short

Appendix A-39

term unsecured rating category of a Rating Agency shall mean A-1 + or better in the case of Standard & Poor’s and P-1 or better in the case of Moody’s and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s. “AAA” in the case of Fitch and “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero) equal to (i) the Principal Balance of the Loan as of the date the Loan becomes a Liquidated Loan, minus (ii) the proceeds, if any, received during the month in which such Loan becomes a Liquidated Loan, to the extent applied as recoveries of principal of the Loan, net of the portion thereof reimbursable to the Servicer or any Subservicer with respect to related expenses as to which the Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed.

Any Realized Loss allocated to the Class SB Notes shall be allocated first to the Class SB-IO REMIC II Regular Interest in reduction of the accrued and unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and thereafter shall be allocated to the Class SB-PO REMIC II Regular Interest in reduction of the Uncertificated Principal Balance thereof.

Record Date: With respect to the Class A, Class 1M-1, Class 2M and Class 2B-1 Notes and any Payment Date, the Business Day next preceding such Payment Date. With respect to the Class 1M-2, Class 1M-3, Class 1M-4, Class 1B-1 Notes, Class 1B-2 Notes and Class SB Notes and the Certificates and any Payment Date, the last Business Day of the month preceding the month of such Payment Date.

Reference Bank Rate: With respect to any Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Class Principal Balance of the Class 1A-1, Class 2-A-1, Class 2M-1 and Group 2 Notes; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate outstanding Principal Balance of the Class 1A-1, Class 2-A-1, Class 2M-1 and Group 2 Notes. If no quotations can be obtained, the rate will be the rate for the prior Payment Date; provided however, if, under the priorities listed previously in this paragraph, the rate for a Payment Date would be based on the rate for the previous Payment Date for the third consecutive Payment Date, the Indenture Trustee after consultation with the Servicer, shall select an alternative comparable index over which the Indenture Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

Appendix A-40

Reference Banks: The leading banks selected by the Indenture Trustee, which are engaged in transactions in Eurodollar deposits in the London interbank market.

Refinanced Loan: A Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

Reimbursable Excluded Amount: As defined in Section 3.16(b) of the Servicing Agreement.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Administrator: U.S. Bank, National Association; provided that if the REMIC Administrator is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Servicer or Indenture Trustee acting as Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

REMIC I: The segregated pool of assets consisting of the portion of the Trust Estate relating to the Group 2 Loans (but excluding the Additional Balance Advance Amount) with respect to which a REMIC election is to be made.

REMIC I Liquidation Loss Amounts: For any Payment Date, Group 2 Applied Loss Amounts for the related Collection Period shall be allocated as follows: to the LT1, LT2, LT3 and LT4 REMIC I Regular Interests in reduction of the principal balances thereof to the extent required to reduce the aggregate principal balance of the LT1, LT2, LT3 and LT4 REMIC I Regular Interests to the aggregate principal balance of the Loan Group 2 Loans (but excluding amounts in respect of the Additional Balance Advance Amount) with any remaining Liquidation Loss Amounts treated as reducing accrued interest on the LT1, LT2, LT3 and LT4 REMIC I Regular Interests. Group 2 Applied Loss Amounts treated as reducing the principal balance of the LT1, LT2, LT3 and LT4 REMIC I Regular Interests shall be allocated, first, to the LT2, LT3 and LT4 REMIC I Regular Interests pro-rata according to their respective REMIC I Principal Reduction Amounts in amounts not in excess of such REMIC I Principal Reduction Amounts, second, to the LT1 REMIC I Regular Interest until the principal balance of such Regular Interest shall have been reduced to zero, and, thereafter, to the LT2, LT3 and LT4 REMIC I Regular Interests pro-rata according to their respective principal balances as reduced by the allocations pursuant to the preceding provisions of this definition.

Appendix A-41

REMIC I Principal Reduction Amounts: For any Payment Date, the amounts by which the principal balances of the REMIC I Regular Interests LT1, LT2, LT3 and LT4, respectively, will be reduced on such Payment Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

Y1 =     the aggregate principal balance of the REMIC I Regular Interest LT1 after distributions on the prior Payment Date.

Y2 =     the principal balance of the REMIC I Regular Interest LT2 after distributions on the prior Payment Date.

Y3 =     the principal balance of the REMIC I Regular Interest LT3 after distributions on the prior Payment Date.

Y4 =     the principal balance of the REMIC I Regular Interest LT4 after distributions on the prior Payment Date (note: Y3 = Y4).

ΔY1 =	the REMIC I Regular Interest LT1 Principal Reduction Amount.

ΔY2 =	the REMIC I Regular Interest LT2 Principal Reduction Amount.

ΔY3 =	the REMIC I Regular Interest LT3 Principal Reduction Amount.

ΔY4 =	the REMIC I Regular Interest LT4 Principal Reduction Amount.

P0 =      the aggregate principal balance of the REMIC I Regular Interests LT1, LT2, LT3 and LT4 after distributions and the allocation of Realized Losses on the prior Payment Date.

P1 =      the aggregate principal balance of the REMIC I Regular Interests LT1, LT2, LT3 and LT4 after distributions and the allocation of Realized Losses to be made on such Payment Date.

?P =     P0 - P1 = the aggregate of the REMIC I Regular Interests LT1, LT2, LT3 and LT4 Principal Reduction Amounts, which

=    the aggregate of the principal portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Group 2 Notes and Group 2 Certificates on such Payment Date (including distributions of accrued and unpaid interest on the Class SB Notes for prior Payment Dates).

R0 =     the Group 2 Maximum Interest Rate (stated as a monthly rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Payment Date.

R1 =     the Group 2 Maximum Interest Rate (stated as a monthly rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Payment Date.

Appendix A-42

a =       (Y2 + Y3)/P0. The initial value of a on the Closing Date for use on the first Payment Date shall be 0.0001.

?0 =      the lesser of (A) the sum of (x) the sum for all Classes of Group 2 Notes, of the product for each Class of (i) the monthly interest rate (as limited by the Group 2 Maximum Interest Rate, if applicable) for such Class applicable for distributions to be made on such Payment Date and (ii) the aggregate Class Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Payment Date and (y) the sum of the amounts defined in clauses (2) and (3) of the definition of Group 2 Basis Risk Shortfall for such Payment Date and (B) R0*P0.

?1 =     the lesser of (A) the sum of (x) the sum for all Classes of Group 2 Notes, of the product for each Class of (i) the monthly interest rate (as limited by the Group 2 Maximum Interest Rate, if applicable) for such Class applicable for distributions to be made on the next succeeding Payment Date and (ii) the aggregate Class Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Payment Date and (y) the sum of the amounts defined in clauses (2) and (3) of the definition of Group 2 Basis Risk Shortfall for such next succeeding Payment Date and (B) R1*P1.

Then, based on the foregoing definitions:

ΔY1 =	ΔP - ΔY2 - ΔY3 - ΔY4;

ΔY2 =	(α/2){( γ0R1 - γ1R0)/R0R1};

ΔY3 =	αΔP - ΔY2; and

ΔY4 =	ΔY3.

if both ?Y2 and ?Y3, as so determined, are non-negative numbers. Otherwise:

(1) If ΔY2, as so determined, is negative, then

ΔY2 = 0;

ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

ΔY4 = ΔY3; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

(2) If ΔY3, as so determined, is negative, then

ΔY3 = 0;

ΔY2 = α{γ1R0P0 - γ0R1P1}/{2R1R0P1 - γ1R0};

Appendix A-43

ΔY4 = ΔY3; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

REMIC I Regular Interests: The Class I-LT1 REMIC I Regular Interest, the Class I-LT2 REMIC I Regular Interest, the Class I-LT3 REMIC I Regular Interest and the Class I-LT4 REMIC Interest having the properties set forth in the following table and elsewhere herein:

Designation Date	REMIC I Remittance Rate	Initial Balance	Latest Possible Maturity(1)
I-LT1	Variable(2)	$78,689,900.29	March 2025
I-LT2	Variable(2)	$1,574.72	March 2025
I-LT3	0%	$6,295.69	March 2025
I-LT4	Variable(2)	$6,295.69	March 2025

(1)

Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Payment Date immediately following the latest possible maturity date for any Loan in Loan Group 2 has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

REMIC I Regular Interest LT1 Principal Distribution Amount: For any Payment Date, the excess, if any, of the REMIC I Regular Interest LT1 Principal Reduction Amount for such Payment Date over the Realized Losses allocated to the REMIC I Regular Interest LT1 on such Payment Date.

REMIC I Regular Interest LT2 Principal Distribution Amount: For any Payment Date, the excess, if any, of the REMIC I Regular Interest LT2 Principal Reduction Amount for such Payment Date over the Realized Losses allocated to the REMIC I Regular Interest LT2 on such Payment Date.

REMIC I Regular Interest LT3 Principal Distribution Amount: For any Payment Date, the excess, if any, of the REMIC I Regular Interest LT3 Principal Reduction Amount for such Payment Date over the Realized Losses allocated to the REMIC I Regular Interest LT3 on such Payment Date.

REMIC I Regular Interest LT4 Principal Distribution Amount: For any Payment Date, the excess, if any, of the REMIC I Regular Interest LT4 Principal Reduction Amount for such Payment Date over the Realized Losses allocated to the REMIC I Regular Interest LT4 on such Payment Date.

Appendix A-44

REMIC I Remittance Rate: With respect to REMIC I Regular Interests I-LT1 and I-LT2, the weighted average Net Loan Rate on the then outstanding Loans in Loan Group 2 and related REO Properties. With respect to REMIC I Regular Interest I-LT3, zero (0.00% per annum). With respect to REMIC I Regular Interests I-LT4, twice the weighted average Net Loan Rate on the then outstanding Loans in Loan Group 2 and related REO Properties.

REMIC II: The segregated pool of assets consisting of the REMIC I Regular Interests conveyed in trust to the Indenture Trustee for the benefit of the holders of each Class of the Group 2 Notes and Group 2 Certificates (other than Component I of the Class 2A-R Certificates), with respect to which a separate REMIC election is to be made.

REMIC II Notes: Any Class of Group 2 Notes.

REMIC II Regular Interests: Each Class of Group 2 Notes together with the Class SB- IO REMIC II Regular Interest and the Class SB-PO REMIC II Regular Interest.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Ineligible Loan: A Loan will be a REMIC Ineligible Loan, if (a) the value of the real property securing the Loan was not at least equal to 80% of the original principal balance of the Loan, calculated by subtracting the principal balance of any home equity loans that are secured by liens that are senior to the Loan and a proportionate amount of any home equity loans that are secured by a lien of equal priority as the Loan from the Appraised Value of the property when the Loan was originated and (b) substantially all of the proceeds of the Loans were not used to acquire, improve or protect an interest in the real property securing the Loan.

REO: A Mortgaged Property that is acquired by or on behalf of the Issuer in full or partial satisfaction of the related Mortgage.

Repurchase Price: With respect to any Loan required to be repurchased on any date pursuant to the Loan Purchase Agreement or the Servicing Agreement, an amount equal to the sum of (i) 100% of the Loan Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate (or with respect to the last day of the month in the month of repurchase, the Mortgage Rate will be the Mortgage Rate in effect as to second to last day in such month) on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase, (iii) and all expenses advanced and reimbursable to the Servicer and (iv) in connection with any Loan required to be repurchased pursuant to Section 2 of the Loan Purchase Agreement, any costs and damages incurred by the Trust Estate with respect to such Loan in connection with a breach of clause (b) to Exhibit B of the Loan Purchase Agreement.

Appendix A-45

Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Average: For any Payment Date and each Loan Group the fraction, expressed as a percentage, equal to the average of the Delinquency Amounts for such Loan Group for each of the three (or one through two, in the case of the first through second Payment Dates) immediately preceding months.

Scheduled Payment: For any Loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related Mortgage Note.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or a Certificateholder.

Seller: DLJ Mortgage Capital, Inc.

Servicer: Irwin Union Bank and Trust Company, a bank organized and existing under the laws of the State of Indiana, and its successors and assigns.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of a Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Loans (provided that such expenses are reasonable and that the Servicer specifies the Loan(s) to which such expenses relate, and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Servicer), (c) the management and liquidation of any REO, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and primary mortgage insurance policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Servicer, with respect to the liquidation of the Mortgaged Property in accordance with the terms of the Servicing Agreement and (f) compliance with the obligations under Section 3.04 of the Servicing Agreement (except for deposits made in connection with the deductible clause in a blanket policy).

Servicing Agreement: The Servicing Agreement dated as of the Cut-Off Date among the Issuer, the Servicer and the Indenture Trustee.

Appendix A-46

Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer in accordance with Section 4.01 of the Servicing Agreement.

Servicing Default: The meaning specified in Section 7.01 of the Servicing Agreement.

Servicing Fee: The sum of (a) with respect to any Loan and any Collection Period, the sum of (i) any Prepayment Penalties, late fees and other fees to which the Servicer is entitled under the Servicing Agreement, that have been paid during such Collection Period, and (ii) one-twelfth of the product of (A) the Servicing Fee Rate and (B) the Principal Balance of such Loan as of the first day of the month for which such fee is being calculated (such fee shall be payable monthly and pro-rated for any partial month) and (b) with respect to any Collection Period, one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the aggregate amount of Subsequent Recoveries received during such Collection Period.

Servicing Fee Rate: With respect to any Loan, 1.00% per annum.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may be amended from time to time.

Single Note: A Note in the amount of $1,000.

Standard & Poor’s: Standard & Poor’s Ratings Services or its successor in interest.

Stated Value: With respect to any Loan, the value of the related Mortgaged Property as stated by the related Mortgagor in his or her application.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Subordinate Notes: The Class M Notes, Class B Notes and Class SB Notes.

Subsequent Recoveries: As of any Payment Date, all amounts (other than Liquidation Proceeds) received by the Servicer specifically related to a previously Liquidated Loan during the related Collection Period.

Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement as a Subservicer by the Servicer. The initial Subservicer shall be Irwin Home Equity Corp., an Indiana Corporation.

Subservicing Account: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.02(c) of the Servicing Agreement.

Appendix A-47

Subservicing Agreement: Any written contract between the Servicer and any Subservicer relating to servicing and administration of certain Loans as provided in Section 3.01 of the Servicing Agreement.

Subservicing Fee: With respect to any Collection Period, any fee retained monthly by the Subservicer which will be paid out of the Servicing Fee.

Substitution Amount: The amount, if any, by which the Principal Balance of a Loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Principal Balance of the related substitute loan, plus unpaid interest accrued thereon.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References in the Basic Documents to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trust Agreement: The Trust Agreement, dated as of the Closing Date, between the Owner Trustee and the Depositor.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

Trustee Additional Expenses: All reasonable expenses and disbursements incurred or made by the Indenture Trustee and the Administrator in accordance with any of the provisions of the Indenture and the Administration Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Notes, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Indenture Trustee, to the extent that the Indenture Trustee or the Administrator must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Notes and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Indenture Trustee or the Administrator in connection with its duties hereunder or under the Administration Agreement.

Appendix A-48

Trustee Fee: With respect to any Loan and any Collection Period, the product of (i) the Trustee Fee Rate divided by 12 and (ii) the Principal Balance of such Loan as of the first day of such Collection Period.

Trustee Fee Rate: 0.0115% per annum.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

Uncertificated Accrued Interest: With respect to any REMIC I Regular Interest for any Payment Date, one month’s interest at the related REMIC I Remittance Rate for such Payment Date, accrued on its Uncertificated Principal Balance immediately prior to such Payment Date. Uncertificated Accrued Interest for the REMIC I Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Payment Date, any Prepayment Interest Shortfalls and Relief Act Shortfalls (to the extent not covered by Compensating Interest) relating to the Loans for any Payment Date shall be allocated among REMIC I Regular Interests LT1, LT2, LT3 and LT4 pro rata, based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence. Uncertificated Accrued Interest on the Class SB-PO REMIC II Regular Interest shall be zero. Uncertificated Accrued Interest on the Class SB-IO REMIC II Regular Interest for each Payment Date shall equal Accrued Certificate Interest for the Class SB Notes.

Uncertificated Principal Balance: The principal amount of any REMIC I Regular Interest outstanding as of any date of determination, which shall equal the initial amount thereof as set forth in the definition of REMIC I Regular Interest as reduced by distributions deemed made with respect thereto pursuant to the provisions of the Indenture and the Trust Agreement and allocable to principal. The Uncertificated Principal Balance of each REMIC I Regular Interest shall never be less than zero. With respect to the Class SB-PO REMIC II Regular Interest the initial amount set forth with respect thereto, as reduced by distributions deemed made in respect thereof pursuant to Section 5.01(e) of the Trust Agreement and Realized Losses allocated thereto pursuant to the definition of Realized Loss.

Underwriter: Credit Suisse First Boston LLC or any successor thereto.

Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

United States Person: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations).

Voting Rights: The portion of the voting rights of the Holders of the Notes allocated to each Class of Notes. 100% of all of the Voting Rights exercisable by the Noteholders shall be allocated among the Classes of Class A-Notes, Class M Notes, Class B and Class SB Notes in accordance with their respective outstanding Note Balances. Voting Rights shall be allocated among the Holders of a Class of Notes on a pro rata basis in accordance with their respective Percentage Interests.

Appendix A-49